Exhibit 10.1

EXECUTION COPY

TRANSACTION AGREEMENT

Dated as of July 20, 2017

by and between

PLUG POWER INC.

and

WAL-MART STORES, INC.

Table of Contents

		Page
	ARTICLE I

	WARRANT ISSUANCE; CLOSING

1.1	Warrant Issuance	1
1.2	Closing	1
1.3	Interpretation	2

	ARTICLE II

	REPRESENTATIONS AND WARRANTIES

2.1	Disclosure	2
2.2	Representations and Warranties of the Company	4
2.3	Representations and Warranties of Walmart	10
2.4	Survival	11

	ARTICLE III

	COVENANTS

3.1	Efforts	12
3.2	Public Announcements	15
3.3	Expenses	16
3.4	Stockholder Approval	16

	ARTICLE IV

	ADDITIONAL AGREEMENTS

4.1	Acquisition for Investment	17
4.2	Legend	18
4.3	Anti-Takeover Provisions	19
4.4	Transfer Restrictions	19

	ARTICLE V

	GOVERNANCE

5.1	Information Rights	20
5.2	Tax Reporting Requirements	23
5.3	Standstill Provisions	23
5.4	Voting Obligation	26

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5.5	Survival	27

	ARTICLE VI

	REGISTRATION

6.1	Demand Registrations	27
6.2	Piggyback Registrations	30
6.3	Shelf Registration Statement	31
6.4	Withdrawal Rights	34
6.5	Hedging Transactions	34
6.6	Holdback Agreements	35
6.7	Registration Procedures	35
6.8	Registration Expenses	41
6.9	Miscellaneous	42
6.10	Registration Indemnification	42
6.11	Free Writing Prospectuses	45
6.12	Termination of Registration Rights	45

	ARTICLE VII

	DEFINITIONS

7.1	Defined Terms	45

	ARTICLE VIII

	MISCELLANEOUS

8.1	Termination of This Agreement; Other Triggers	53
8.2	Amendment	54
8.3	Waiver of Conditions	54
8.4	Counterparts	54
8.5	Governing Law; Submission to Jurisdiction; WAIVER OF JURY TRIAL	54
8.6	Notices	54
8.7	Entire Agreement, Etc.	55
8.8	Assignment	56
8.9	Severability	56
8.10	No Third Party Beneficiaries	56
8.11	Specific Performance	56

ii

LIST OF SCHEDULES

SCHEDULE 5.1(a):	List of Information

LIST OF ANNEXES

ANNEX A:	Form of Amendment No. 8 to Shareholder Rights Agreement

ANNEX B:	Form of Warrant

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This TRANSACTION AGREEMENT, dated as of July 20, 2017 (this “Agreement”), is by and between Plug Power Inc., a Delaware corporation (the “Company”), and Wal-Mart Stores, Inc., a Delaware corporation (“Walmart”).

RECITALS:

WHEREAS, the Company and Wal-Mart Stores East, LP (an Affiliate of Walmart) are parties to that certain Amended and Restated Power Purchase Agreement, dated September 1, 2015, as it may be amended from time to time, including all annexes, schedules, exhibits, work orders and purchase orders thereto (collectively, the “Power Purchase Agreement”);

WHEREAS, in connection with the transactions contemplated hereby, and subject to the terms and conditions hereof, the Company desires to issue to Walmart, and Walmart desires to acquire from the Company, at the Closing, a warrant to purchase a specified number of shares of the Company’s common stock, $ 0.01 par value per share (the “Common Stock”);

WHEREAS, prior to the execution of this Agreement, the Company has executed that certain Amendment No. 8 to Shareholder Rights Agreement (the “Rights Agreement”), in the form attached hereto as Annex A; and

WHEREAS, each of the parties wishes to set forth in this Agreement certain terms and conditions regarding, among other things, Walmart’s ownership of the Warrant and Warrant Shares (as defined below), as applicable.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, and intending to be legally bound, the parties agree as set forth herein.

ARTICLE I

WARRANT ISSUANCE; CLOSING

1.1                               Warrant Issuance.  On the terms and subject to the conditions set forth in this Agreement, the Company shall issue to Walmart, and Walmart shall acquire from the Company, at the Closing, a warrant to purchase up to an aggregate of 55,286,696 fully paid and nonassessable shares of Common Stock (the “Warrant Shares”), subject to adjustment in accordance with its terms, in the form attached hereto as Annex B (the “Warrant”).  The issuance of the Warrant by the Company and the acquisition of the Warrant by Walmart are referred to herein as the “Warrant Issuance”.

1.2                               Closing.  The closing of the Warrant Issuance (the “Closing”) shall take place at the offices of Walmart, 702 SW 8th Street, Bentonville, AR 72712 , immediately following the execution and delivery of this Agreement.  At the Closing, the Company shall deliver to Walmart:

(a)                                 the Warrant, as evidenced by a duly and validly executed warrant certificate dated as of the date hereof and bearing appropriate legends as hereinafter provided for;

(b)                                 a fully executed copy of Amendment No. 8 to Rights Agreement; and

(c)                                  a certificate executed by a duly authorized officer of the Company, dated as of the date of Closing, certifying resolutions of the Board of Directors of the Company (the “Board”) rendering any potentially applicable Anti-Takeover Provisions inapplicable to this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby and approving Walmart becoming an “interested stockholder” pursuant to Section 203(a)(1) of the Delaware General Corporation Law.

1.3                       Interpretation.  When a reference is made in this Agreement to “Recitals,” “Articles,” “Sections,” “Annexes” or “Schedules” such reference shall be to a Recital, Article or Section of, or Annex or Schedule to, this Agreement unless otherwise indicated.  The terms defined in the singular have a comparable meaning when used in the plural, and vice versa.  References to “herein,” “hereof,” “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise.  References to parties refer to the parties to this Agreement.  The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.”  No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel.  Any reference to a wholly owned subsidiary of a person shall mean such subsidiary is directly or indirectly wholly owned by such person.  All references to “$” or “dollars” mean the lawful currency of the United States of America.  Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section.  The term “Business Day” means any day, other than a Saturday, a Sunday or any other day on which commercial banks in the State of New York are authorized or required by Applicable Law to be closed.  With respect to the Warrant and Warrant Shares, such term shall include any shares of Common Stock or other securities of the Company received by Walmart as a result of any stock split, stock dividend or distribution, other subdivision, reorganization, reclassification or similar capital transaction.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1                               Disclosure.

(a)                                 “Material Adverse Effect” means any change, effect, event, development, circumstance or occurrence (each, an “Effect”) that, taken individually or when taken together with all other applicable Effects, has been, is or would reasonably be, expected to be materially adverse to (i) the business, assets, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to complete the transactions contemplated by the Transaction Documents or to perform its obligations under the Transaction Documents; provided, however, that in no event shall any Effect, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been, is or would be, a Material Adverse Effect to the extent resulting from: (A) any change in general economic, market or political conditions; (B) any change in generally accepted accounting principles in the United States (“GAAP”) or other accounting standards or interpretations thereof, or any change in Applicable Law to the extent such change is generally applicable and not specifically directed at the Company or its subsidiaries; (C) any actual or threatened act of war (whether or not declared), armed hostilities, sabotage or terrorism, or any actual or threatened material escalation or worsening of any such events, or any national disaster or any national or international calamity; (D) any failure, in and of itself, to meet internal or published projections, forecasts, targets or revenue or earnings predictions for any period, as well as any change, in and of itself, by the Company in any projections, forecasts, targets or revenue or earnings predictions for any period (provided that the underlying causes of such failures (to the extent not otherwise falling within one of the other exceptions in this proviso) may constitute or be taken into account in determining whether there has been, is, or would be, a Material Adverse Effect); or (E) any change in the price or trading volume of the Common Stock or any failure to meet publicly announced revenue or earnings projections (provided that the underlying causes of such change (to the extent not otherwise falling within one of the other exceptions in this proviso) may constitute or be taken into account in determining whether there has been, is or would be, a Material Adverse Effect); provided, further, however, that any Effect referred to in clauses (A) through (C) may be taken into account in determining whether or not there has been, is, or would be, a Material Adverse Effect to the extent such Effect has a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, as compared to other similarly situated participants in the industry in which the Company and its subsidiaries operate.

(b)                                 “Previously Disclosed” means information set forth or incorporated in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 or its other reports, statements and forms (including exhibits and other information incorporated therein) filed with or furnished to the Securities and Exchange Commission (the “Commission”) under Sections 13(a), 14(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in each case after December 31, 2016 (the “SEC Reports”) (in each case excluding any disclosures set forth in any risk factor section and in any section relating to forward-looking or safe harbor statements), to the extent such SEC Reports are filed or furnished at least five (5) Business Days prior to the execution and delivery of this Agreement.

Each party acknowledges that it is not relying upon any representation or warranty of the other party, express or implied, not set forth in the Transaction Documents.  Walmart acknowledges that it has had an opportunity to conduct such review and analysis of the business, assets, condition, operations and prospects of the Company and its subsidiaries, including an opportunity to ask such questions of management and to review such information maintained by the Company and its subsidiaries, in each case as it considers sufficient for the purpose of consummating the transactions contemplated by the Transaction Documents.  Walmart further acknowledges that it has had such an opportunity to consult with its own counsel, financial and tax advisers and other professional advisers as it believes is sufficient for purposes of the transactions contemplated by the other Transaction Documents.  For purposes of this Agreement, the term “Transaction Documents” refers collectively to this Agreement, the Warrant, and any other agreement entered into by and among the parties and/or their Affiliates on the date hereof in connection with the transactions contemplated hereby or thereby, in each case, as amended, modified or supplemented from time to time in accordance with their respective terms.

2.2                               Representations and Warranties of the Company.  Except as Previously Disclosed or as set forth in the Disclosure Schedules, the Company represents and warrants as of the date of this Agreement and, in the case of the representation in the last sentence of Section 2.2(c), as of the date of each issuance of Warrant Shares, to Walmart that:

(a)                                 Organization and Authority.  The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the  corporate power and authority to own its properties and conduct its business in all material respects as currently conducted, and, except as would not constitute a Material Adverse Effect, is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which the ownership or leasing of property or the conduct of its business requires such qualification. The Company has made available to Walmart complete and correct copies of the Company’s certificate of incorporation and bylaws, as of the date of this Agreement, and each as so delivered is in full force and effect.

(b)                                 Capitalization.  The authorized capital stock of the Company consists of 750,000,000 shares of Common Stock of which, as of the date hereof, 224,750,472 shares were issued and outstanding, and 5,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of which, (i) 170,000 have been designated as Series A Junior Participating Cumulative Preferred Stock, none of which are issued or outstanding (ii) 10,431 have been designated as Series C Redeemable Convertible Preferred Stock (the “Series C Preferred Stock”), 5,231 of which were issued and outstanding as of the date hereof and (iii) 18,500 shares have been designated as Series D Convertible Preferred Stock (the “Series D Preferred Stock”), none of which are issued and outstanding as of the date hereof.  No other shares of Preferred Stock are either designated or issued and outstanding.  As of the date hereof, the Company had 81,386,860 shares of Common Stock reserved for issuance, including (i) 15,046,643 shares of Common Stock issuable upon the exercise of outstanding stock options, (ii) 248,077 shares of Common Stock issuable upon the vesting of restricted stock units, (iii) 5,554,594 shares of Common Stock issuable upon conversion of the outstanding shares of Series C Preferred Stock, (iv) 100 shares of Common Stock issuable upon the exercise of outstanding warrants issued during an offering in February 2013 (v) 5,250,750 shares of Common Stock issuable upon the exercise of outstanding warrants issued during an offering in April 2017, and (vi) 55,286,696 shares of Common Stock issuable upon the exercise of outstanding warrants issued to Amazon.com during an offering in April 2017.  The outstanding shares of Common Stock and Preferred Stock have been, and the shares of Common Stock issuable upon the conversion of the outstanding Preferred Stock and the exercise of the warrants will be, duly authorized and are validly issued, fully paid and nonassessable, and subject to no preemptive rights (and were not, and the shares of Common Stock issuable upon the conversion of the outstanding Preferred Stock and the exercise of the warrants will not be, issued in violation of any preemptive rights, the Company’s certificate of incorporation, or any Applicable Law).  Except as set forth above, including pursuant to the terms of the Series C Preferred Stock, or pursuant to the Transaction Documents, there are no (A) shares of capital stock or other equity interests or voting securities of the Company authorized, reserved for issuance, issued or outstanding, (B) options, warrants, calls, preemptive rights, subscription or other rights, instruments, agreements, arrangements or commitments of any character, obligating the Company or any of its subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interest or voting security in the Company or any securities or instruments convertible into or exchangeable for such shares of capital stock or other equity interests or voting securities, or obligating the Company or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, preemptive right, subscription or other right, instrument, agreement, arrangement or commitment, (C) outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any capital stock or other equity interest or voting securities of the Company, or (D) issued or outstanding performance awards, units, rights to receive any capital stock or other equity interest or voting securities of the Company on a deferred basis, or rights to purchase or receive any capital stock or equity interest or voting securities issued or granted by the Company to any current or former director, officer, employee or consultant of the Company.  No subsidiary of the Company owns any shares of capital stock or other equity interest or voting securities of the Company.  There are no voting trusts or other agreements or understandings to which the Company or any of its subsidiaries is a party with respect to the voting of the capital stock or other equity interest or voting securities of the Company.  All options granted and shares reserved or issued under the Company’s Employee Stock Purchase Plan, Executive Incentive Plan, Incentive Stock Option Agreement, Non-Qualified Stock Option Agreement for Employees, Non-Qualified Stock Option Agreement for Independent Directors, and Restricted Stock Award Agreement have been granted, reserved and issued in all material respects in full compliance with their respective Company stock plan and Applicable Law.  The issuance of the Warrant and the Warrant Shares will not result in any adjustment to the conversion price or exercise price of any securities of the Company that are convertible into, or exercisable or exchangeable for, shares of Common Stock.

(c)                                  The Warrant and Warrant Shares.  The Warrant has been duly authorized by the Company and constitutes a valid, legal and binding obligation of the Company in accordance with its terms, except as the same may be limited by the Bankruptcy Exceptions. The Warrant Shares have been duly authorized and reserved for issuance upon exercise of the Warrant and, when so issued, paid for and delivered upon due exercise of the Warrant, will be validly issued, fully paid and non-assessable, and free and clear of any liens or encumbrances, other than liens or encumbrances created by the Transaction Documents, arising as a matter of Applicable Law or created by or at the direction of Walmart or any of its Affiliates.

(d)                                 Authorization, Enforceability.

(i)                                     The Company has the power and authority to execute and deliver this Agreement and the other Transaction Documents, as applicable, to consummate the transactions contemplated hereby and thereby, and to carry out its obligations hereunder and thereunder, except with respect to the issuance of Warrant Shares in an amount in excess of 44,725,343, which is subject to the Requisite Stockholder Approval.  The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further approval or authorization is required on the part of the Company.  This Agreement and the other Transaction Documents, assuming the due authorization, execution and delivery by the other parties hereto and thereto, are valid and binding obligations of the Company, enforceable against the Company and such subsidiary, respectively, in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity (“Bankruptcy Exceptions”).

(ii)                                  The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, as applicable, and the consummation of the transactions contemplated hereby and thereby and compliance by the Company with any of the provisions hereof and thereof, will not (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under any of the terms, conditions or provisions of (x) its certificate of incorporation (or analogous organizational documents), or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries may be bound, or to which the Company or any of its subsidiaries or any of the properties or assets of the Company or any of its subsidiaries is subject; (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any Applicable Law or Order applicable to the Company or any of its subsidiaries or any of their respective properties or assets except, in the case of clauses (A)(y) and (B), for those occurrences that would not constitute a Material Adverse Effect; (C) result in any payment (including severance, unemployment compensation, forgiveness of indebtedness or otherwise) becoming due to any director or any employee of the Company or any of its subsidiaries under any employment, compensation or benefit plan, program, policy, agreement or arrangement that is sponsored, maintained or contributed to by the Company or any of its subsidiaries (each, a “Company Benefit Plan”) or otherwise; (D) increase any benefits otherwise payable under any Company Benefit Plan; (E) result in any acceleration of the time of payment or vesting of any such benefits; (F) require the funding or acceleration of funding of any trust or other funding vehicle; or (G) constitute a “change in control,” “change of control” or other similar term under any Company Benefit Plan; provided, however, that the foregoing shall not be deemed to include payments or other benefits under a Company Benefit Plan that (a) gives effect to the Company’s performance of the Transaction Documents insofar as that performance impacts the Company’s overall results of operations, and (b) are made to any individual whose compensation is based in part on performance related to a specific territory that is impacted by the Company’s performance of the Transaction Documents.

(iii)                       Other than (A) such notices, filings, exemptions, reviews, authorizations, consents or approvals as have been made or obtained as of the date hereof, and (B) notices, filings, exemptions, reviews, authorizations, consents or approvals as may be required under, and other applicable requirements of (1) any Antitrust Laws, to the extent applicable, (2) the Exchange Act, (3)  the Securities Act of 1933, as amended

(the “Securities Act”), and (4) The NASDAQ Capital Market, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any federal, national, state, local, municipal, international or multinational government or political subdivision thereof, governmental department, commission, board, bureau, agency, taxing or regulatory authority, judicial or administrative body, official, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign, or arbitrator or SRO (each, a “Governmental Entity”) is required to be made or obtained by the Company or any of its subsidiaries in connection with the consummation by the Company or any of its subsidiaries of the Warrant Issuance and the other transactions contemplated hereby and by the other Transaction Documents, except for any such notices, filings, exemptions, reviews, authorizations, consents and approvals the failure of which to make or obtain would not constitute a Material Adverse Effect.  For purposes of this Agreement, “Antitrust Laws” means the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state, local, domestic, foreign or supranational laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or that provide for review of foreign investment.

(e)                                  Company Financial Statements; Internal Controls.

(i)                                     Each of the consolidated financial statements included in the SEC Reports (A) complied as to form, as of their respective dates of filing with the Commission, in all material respects with the applicable accounting requirements and with the rules and regulations of the Commission, (B) were prepared in accordance with GAAP, in all material respects, applied on a consistent basis during the periods involved (except as may be indicated in such financial statements or in the notes thereto and subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of footnote disclosure), and (C) fairly presents, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its subsidiaries as of the date and for the periods referred to in such financial statements except to the extent such financial statements have been modified or superseded by later SEC Reports, and except, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X under the Exchange Act and pursuant to Sections 13 or 15(d) of the Exchange Act and for normal year end audit adjustments which would not be material in amount or effect.

(ii)                          Neither the Company nor any of the Company’s subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar agreement or arrangement, where the result, purpose or effect of such agreement or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its subsidiaries in the SEC Reports (including the financial statements contained therein).

(iii)                       The Company has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting.  The Company has designed and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to provide reasonable assurance that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules, regulations and forms, and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure, and the Company’s principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation of internal control over financial reporting, to the Company’s outside auditors and the Audit Committee of the Board (x) all known significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any known fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting, all of which information described in clauses (x) and (y) above has been disclosed by the Company to Walmart prior to the date hereof.  Any material change in internal control over financial reporting required to be disclosed in any SEC Report has been so disclosed.

(iv)                      Since December 31, 2016, neither the Company nor any of its subsidiaries has received any material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its subsidiaries or their respective internal accounting controls.

(v)                         Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended (“SOX”), with respect to the SEC Reports, and the statements contained in such certifications were true and complete on the date such certifications were made.  For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX.

(f)                                   No Material Adverse Effect.  Since December 31, 2016, no Material Adverse Effect has occurred.

(g)                                  Reports.

(i)                                     Since December 31, 2015, the Company has complied in all material respects with the filing requirements of Sections 13(a), 14(a) and 15(d) of the Exchange Act, and of the Securities Act.

(ii)                                  The SEC Reports, when they became effective or were filed with the Commission as the case may be, complied in all material respects with the requirements of the Securities Act, the Exchange Act and SOX as applicable, and none of such documents, when they became effective or were filed with the Commission, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later SEC Reports filed or furnished and publicly available prior to the date of this Agreement.

(h)                                 Litigation and Liabilities.  Since December 31, 2015, there have been, and there are, no (a) civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or other proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries that (i) relate to the Warrant or Warrant Shares, (ii) challenge the validity or enforceability of the Company’s obligations under this Agreement or the Transaction Documents to which the Company is or will be a party or (iii) would, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect or (b)  obligations or liabilities incurred in the ordinary course of business since December 31, 2016, obligations or liabilities of the Company or any of its subsidiaries, except for those that have not had, or would not, individually or in the aggregate, reasonably be likely to have, a Material Adverse Effect.  Neither the Company nor any of its subsidiaries is a party to or subject to the provisions of any material judgment, order, writ, injunction, decree or award of any Governmental Entity.

(i)                                     Anti-Takeover Provisions and Rights Plan

(i)                                     The actions taken by the Board to approve this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby, assuming the accuracy of the representations and warranties of Walmart set forth in Section 2.3(c), constitute all the action necessary to render inapplicable to this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby the provisions of any potentially applicable anti-takeover, control share, fair price, moratorium, interested shareholder or similar Applicable Law (including, for the avoidance of doubt, Section 203 of the Delaware General Corporation Law) and any potentially applicable provision of the Company’s certificate of incorporation or bylaws (collectively, the “Anti-Takeover Provisions”).

(ii)                                  The Company is not a party to any stockholder rights plan or “poison pill” agreement other than the Rights Agreement.  Prior to the execution of this Agreement, the Company has amended the Rights Agreement to allow Walmart and its affiliates or associates to acquire the Warrant and the Warrant Shares as contemplated by this Agreement and the other Transaction Documents without triggering the rights under the Rights Agreement.

(j)                                    Related Party Transactions.  There are no transactions or contracts between the Company and any Affiliates of the Company or other Persons, including any stockholder, officer or director of the Company or immediate family member thereof, that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the Commission.

(k)                                 Brokers; Fees and Expenses.  No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement or the other Transaction Documents based upon arrangements made by or on behalf of the Company.

2.3                               Representations and Warranties of Walmart.  Walmart hereby represents and warrants as of the date of this Agreement to the Company that:

(a)                                 Organization.  Walmart has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and conduct its business in all material respects as currently conducted.

(b)                                 Authorization, Enforceability.

(i)                                     Walmart and each of its subsidiaries that is a party to any other Transaction Document have the corporate or analogous power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to consummate the transactions contemplated hereby and thereby, and to carry out its obligations hereunder and thereunder.  The execution, delivery and performance by Walmart, and by each of its subsidiaries that is a party to any other Transaction Document, as applicable, of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or analogous action on its, or such subsidiary’s or part, as applicable, and no further approval or authorization is required on its, or such subsidiary’s part, as applicable.  This Agreement and the other Transaction Documents, assuming the due authorization, execution and delivery by the other parties hereto and thereto, are valid and binding obligations of Walmart, and such subsidiary, as applicable, enforceable against it, and such subsidiary, as applicable, in accordance with their respective terms, except as the same may be limited by Bankruptcy Exceptions.  Notwithstanding anything to the contrary contained herein, the exercise of the Warrant may require further board of director (or analogous) approvals or authorizations on the part of Walmart or such subsidiary, as applicable (the “Exercise Approval”).

(ii)                           The execution, delivery and performance by Walmart, or any such subsidiary, as applicable, of this Agreement and the other Transaction Documents to which it, or any such subsidiary is a party and the consummation of the transactions contemplated hereby and thereby and compliance by it, and such subsidiary, as applicable, with any of the provisions hereof and thereof, will not (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of its properties or assets under any of the terms, conditions or provisions of (x) subject to Exercise Approval, its, or such subsidiary’s, as applicable, organizational documents or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which it, or such subsidiary, as applicable, is a party or by which it, or such subsidiary, as applicable, may be bound, or to which it, or such subsidiary, as applicable, or any of its, or such subsidiary’s, as applicable, properties or assets is subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any Applicable Law or Order applicable to it, or such subsidiary, as applicable, or any of its, or such subsidiary’s, as applicable, properties or assets except, in the case of clauses (A)(y) and (B), for those occurrences that, individually or in the aggregate, have not had and would not reasonably be expected to have, a material adverse effect on the ability of Walmart to complete the transactions contemplated by the Transaction Documents or to perform its obligations under the Transaction Documents.

(iii)                       Other than (A) such notices, filings, exemptions, reviews, authorizations, consents or approvals as have been made or obtained as of the date hereof, and (B) notices, filings, exemptions, reviews, authorizations, consents or approvals as may be required under, and other applicable requirements of (1) any Antitrust Laws, to the extent applicable, (2) the Exchange Act and (3) the Securities Act, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity is required to be made or obtained by it or any of its subsidiaries in connection with the consummation by Walmart or any of its subsidiaries of the Warrant Issuance and the other transactions contemplated hereby and by the other Transaction Documents, except for any such notices, filings, exemptions, reviews, authorizations, consent and approvals the failure of which to make or obtain have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Walmart to complete the transactions contemplated by the Transaction Documents or to perform its obligations under the Transaction Documents.

(c)                                  Ownership.  Other than pursuant to this Agreement and the other Transaction Documents, Walmart is not the Beneficial Owner of (i) any shares of Common Stock or (ii) any securities or other instruments representing the right to acquire shares of Common Stock.

(d)                                 Brokers; Fees and Expenses.  No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the transactions contemplated by this Agreement or the other Transaction Documents based upon arrangements made by or on behalf of Walmart.

2.4                               Survival. The representations and warranties in this Agreement shall survive for twelve (12) months following the Closing; provided that the representation in the last sentence of Section 2.2(c) shall survive until the six month anniversary of the date that the Warrant is exercised in full.

ARTICLE III

COVENANTS

3.1                               Efforts.

(a)                                 Subject to the terms and conditions hereof (including the remainder of this Section 3.1) and the other Transaction Documents, each party shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or desirable under Applicable Law to carry out the provisions hereof and thereof and give effect to the transactions contemplated hereby and thereby.  In furtherance and not in limitation of the foregoing, each of the parties shall (i) subject to the provisions of this Section 3.1, including Section 3.1(d), use its commercially reasonable efforts to obtain as promptly as reasonably practicable and advisable (as determined in good faith by Walmart after consultation with the Company in accordance with the first sentence of Section 3.1(d)) all exemptions, authorizations, consents or approvals from, and to make all filings with and to give all notices to, all third parties, including any Governmental Entities, required in connection with the transactions contemplated by this Agreement and the other Transaction Documents, which, for the avoidance of doubt, shall include providing, as promptly as reasonably practicable and advisable, such information to any Governmental Entity as such Governmental Entity may request in connection therewith, and (ii) cooperate fully with the other party in promptly seeking to obtain all such exemptions, authorizations, consents or approvals and to make all such filings and give such notices.

(b)                                 Without limiting the generality of the foregoing, and only to the extent required by Applicable Law (including, for the avoidance of doubt, any Antitrust Law), (i) as promptly as reasonably practicable after written notice from Walmart, and in any event no later than in accordance with established regulatory timeframes, the parties shall file any Notification and Report Forms required under the HSR Act with the Federal Trade Commission and the United States Department of Justice (the date on which all such Notification and Report Forms required under the HSR Act have been initially filed, the “HSR Filing Date”) and (ii) as promptly as reasonably practicable after written notice from Walmart, file, make or give, as applicable, all other filings, requests or notices required under any other Antitrust Laws, in each case with respect to the issuance of the Warrant Shares (the “Initial Filing Transaction”) (the filings, requests and notices described in the foregoing clauses (i) and (ii), collectively, the “Initial Antitrust Filings”). Walmart shall be responsible for payment of all filing fees associated with the HSR Act and any other Antitrust Laws. In addition, following the receipt of the Initial Antitrust Clearance, to the extent required by Applicable Law (including, for the avoidance of doubt, any Antitrust Law) in connection with any further issuance of Warrant Shares (in each case, whether in full or in part), the parties shall file, make or give, as applicable, as promptly as reasonably practicable and advisable (as determined in good faith by Walmart after consultation with the Company in accordance with the first sentence of Section 3.1(d)), any further required filings, requests or notices required under any Antitrust Laws, including the HSR Act (collectively, the “Other Antitrust Filings”).  Without limiting the generality of the foregoing, each party shall supply as promptly as reasonably practicable to the appropriate Governmental Entities any information and documentary material that may be required pursuant to the HSR Act or any other Antitrust Laws.  For purposes of this Agreement, the term “Initial Antitrust

Clearance” as of any time means (x) prior to such time, the expiration or termination of the waiting period under the HSR Act and the receipt of all exemptions, authorizations, consents or approvals, the making of all filings and the giving of all notices, and the expiration of all waiting periods, pursuant to any other Antitrust Laws, in each case to the extent required with respect to the Initial Filing Transaction, and (y) the absence at such time of any Applicable Law or Order issued by any court of competent jurisdiction or other legal restraint or prohibition under any Antitrust Law, in each case that has the effect of preventing the consummation of the Initial Filing Transaction.

(c)                                  Subject to the terms and conditions hereof (including the remainder of this Section 3.1) and the other Transaction Documents, and only to the extent required under the Antitrust Laws, each of the parties shall use its commercially reasonable efforts to avoid or eliminate each and every impediment under any Antitrust Laws that may be asserted by any Governmental Entity, so as to enable the parties to give effect to the transactions contemplated hereby and by the other Transaction Documents in accordance with the terms hereof and thereof; provided, that notwithstanding anything to the contrary contained herein or in any of the other Transaction Documents, nothing in this Section 3.1 shall require, or be construed to require, any party or any of its Affiliates to agree to (and no party or any of its Affiliates shall agree to, without the prior written consent of the other parties):  (i) sell, hold separate, divest, discontinue or limit (or any conditions relating to, or changes or restrictions in, the operation of) any assets, businesses or interests of it or its Affiliates (irrespective of whether or not such assets, businesses or interests are related to, are the subject matter of or could be affected by the transactions contemplated by the Transaction Documents); (ii) without limiting clause (i) in any respect, any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests that would reasonably be expected to adversely impact (x) the business of, or the financial, business or strategic benefits of the transactions contemplated hereby or by any of the other Transaction Documents to it or its Affiliates, or (y) any other assets, businesses or interests of it or its Affiliates; or (iii) without limiting clause (i) in any respect, any modification or waiver of the terms and conditions of this Agreement or any of the other Transaction Documents that would reasonably be expected to adversely impact (x) the business of, or financial, business or strategic benefits of the transactions contemplated hereby or by any of the other Transaction Documents to it or its Affiliates, or (y) any other assets, businesses or interests of it or its Affiliates.

(d)                                 Walmart shall have the principal responsibility for devising and implementing the strategy (including with respect to the timing of filings) for obtaining any exemptions, authorizations, consents or approvals required under the HSR Act or any other Antitrust Laws in connection with the transactions contemplated hereby and by the other Transaction Documents; provided, however, that Walmart shall consult in advance with the Company and in good faith take the Company’s views into account regarding the overall antitrust strategy.  Each of the parties shall promptly notify the other party of, and if in writing furnish the other with copies of (or, in the case of oral communications, advise the other of), any substantive communication that it or any of its Affiliates receives from any Governmental Entity, whether written or oral, relating to the matters that are the subject of this Agreement or any of the other Transaction Documents and, to the extent reasonably practicable, permit the other party to review in advance any proposed substantive written communication by such party to any Governmental Entity and consider in good faith the other party’s reasonable comments on any such proposed substantive written communications prior to their submission.  No party shall, and each party shall cause its Affiliates not to, participate or agree to participate in any substantive meeting or communication with any Governmental Entity in respect of the subject matter of the Transaction Documents, including on a “no names” or hypothetical basis, unless (to the extent practicable) it or they consult with the other party in advance and, to the extent practicable and permitted by such Governmental Entity, give the other party the opportunity to jointly prepare for, attend and participate in such meeting or communication.  The parties shall (and shall cause their Affiliates to) coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other party may reasonably request in connection with the matters described in this Section 3.1, including (x) furnishing to each other all information reasonably requested to determine the jurisdictions in which a filing or submission under any Antitrust Law is required or advisable, (y) furnishing to each other all information required for any filing or submission under any Antitrust Law and (z) keeping each other reasonably informed with respect to the status of each exemption, authorization, consent, approval, filing and notice under any Antitrust Law, in each case, in connection with the matters that are the subject of this Agreement or any of the other Transaction Documents.  The parties shall provide each other with copies of all substantive correspondence, filings or communications between them or any of their Affiliates or Representatives, on the one hand, and any Governmental Entity or members of its staff, on the other hand, relating to the matters that are the subject of this Agreement or any of the other Transaction Documents; provided that such material may be redacted as necessary to (1) comply with contractual arrangements, (2) address good faith legal privilege or confidentiality concerns and (3) comply with Applicable Law.

(e)                                  Subject to the other provisions of this Agreement, including in this Section 3.1, in the event that any arbitral, administrative, judicial or analogous action, claim or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or any other party challenging the transactions contemplated hereby or by any of the other Transaction Documents (“Transaction Litigation”), neither party shall be required to contest and resist any such Transaction Litigation or to seek to have vacated, lifted, reversed or overturned any judgment, ruling, order, writ, injunction or decree, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation or implementation of the transactions contemplated hereby or by any of the other Transaction Documents.  Each party shall keep the other party reasonably informed with respect to any Transaction Litigation unless doing so would reasonably be likely to jeopardize any privilege of such party regarding any such Transaction Litigation (subject to such party using commercially reasonable efforts to, and cooperating in good faith with the other party in, developing and implementing reasonable alternative arrangements to provide such other party with such information).  Subject to the immediately preceding sentence, each party shall promptly advise the other party orally and in writing in connection with, and shall consult with each other with respect to, any Transaction Litigation and shall in good faith give consideration to each other’s advice with respect to such Transaction Litigation.

(f)                                   As promptly as practicable following the date hereof, the Company shall adopt such amendments and take such further actions and do or cause to be done all things necessary, proper or advisable under Applicable Law, to prevent the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby from constituting a “change in control,” “change of control” or other similar term under any Company Benefit Plan.

(g)                                  Notwithstanding anything herein to the contrary, from and after the earlier of (i) the exercise of the Warrant in full and (ii) the expiration, termination or cancellation of the Warrant without the Warrant having been exercised in full, no party shall have any further obligations under this Section 3.1; provided, that this Section 3.1(g) shall in no way relieve any party with respect to any breach by such party of this Section 3.1 prior to such time.

3.2                               Public Announcements.

(a)                                 The parties acknowledge that the joint press release regarding the initial announcement of the transactions contemplated by this Agreement and the other Transaction Documents to customers, suppliers, investors and employees and otherwise has been agreed by the parties.  The parties further acknowledge and agree that the Company may use Walmart’s name as required pursuant to any requirement or request of the Commission or any other Governmental Entity.

(b)                                 Without limiting the foregoing, in recognition of the importance to the Company and Walmart of taking appropriate steps to maintain the confidentiality of agreements between the parties from the parties’ customers, competitors and suppliers, in the event that the Company is legally required to file or otherwise submit any agreement to which Walmart is a party (each a “Disclosable Agreement”) or any excerpt from, summary of or information relating to any Disclosable Agreement with or to the Commission or any other regulatory body or stock exchange (each, a “Disclosure Agency”) the filing or submission of which involves or could result in public disclosure of such Disclosable Agreement or excerpt therefrom, summary thereof or information relating thereto, the Company will (1) promptly notify Walmart of such requirement to file or otherwise submit the Disclosable Agreement or any excerpt therefrom, summary thereof or information relating thereto and any applicable deadline for making such filing or submission, (2) provide Walmart with a reasonable opportunity to request (i) a redaction of all information in the Disclosable Agreement or excerpt therefrom, summary thereof or information relating thereto, as requested by Walmart (in addition to any redactions proposed by the Company) prior to filing or submitting such Disclosable Agreement, excerpt therefrom, summary thereof or information relating thereto, and (ii) the submission of one or more confidential treatment requests in support of such redactions with such arguments as requested by Walmart, including in response to any comments or requests for information issued by the Commission or the applicable Disclosure Agency, to which, in each case, the Company shall agree absent a reasonable basis for objection (and shall provide Walmart prompt notice of any such objection, the basis therefor and a reasonable opportunity to consider and discuss such objection with the Company), (3) provide Walmart (i) with copies of any comments and all other communications received from the Commission or the applicable Disclosure Agency with respect to the Disclosable Agreement or confidential treatment thereof (including a reasonable summary of any oral communications or other comments received other than in writing) as promptly as reasonably practicable and (ii) with the Company’s proposed response to such comments at least three (3) Business Days before such response is submitted to the Commission or the applicable Disclosure Agency, and (4) provide Walmart with a reasonable opportunity to propose revisions within such three (3) Business Day-period to such the Company’s proposed response as requested by Walmart, and which revisions the Company shall make absent a reasonable basis for objection (and shall provide Walmart prompt notice of any such objection, the basis therefor and a reasonable opportunity to consider and discuss such objection with the Company), and, as applicable, use its commercially reasonable efforts in responding to any such comments in order to pursue assurance that confidential treatment will be granted.  The Company will not file this Agreement, any Disclosable Agreement, any excerpt therefrom, summary or portion thereof or information relating thereto with any governmental authority or regulatory body, including the Commission or any Disclosure Agency, or disclose any other Confidential Information in any manner, except to the extent (i) permitted above, or (ii) the Company determines in good faith based on the written advice of outside counsel that making such filing or submission without adhering to the requirements set forth above is necessary to comply with Applicable Law.  Notwithstanding anything in Section 8.1 of this Agreement to the contrary, the provisions of this Section 3.2(b) will survive for so long as the Power Purchase Agreement has not been terminated.

3.3                               Expenses.  Unless otherwise provided in any Transaction Document, each of the parties shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under the Transaction Documents, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.

3.4                               Stockholder Approval.

(a)                                 To the extent required, as promptly as reasonably practicable following the date of this Agreement, and in any event no later than the Company’s 2018 annual meeting of the stockholders of the Company (the “Company Stockholders”), the Company shall convene and hold a meeting of the Company Stockholders (the “Company Stockholder Meeting”) to consider and vote on the issuance of the Warrant in respect of any Warrant Shares in excess of 44,725,343 shares, pursuant to the applicable rules of the NASDAQ Capital Market, including but not limited to, NASDAQ Rule 5635(d), for the avoidance of doubt, without giving effect to any “cashless” or “net” exercise provisions therein (the  “Requisite Stockholder Approval”); provided that the parties acknowledge that such meeting may be postponed or adjourned in accordance with the Company’s bylaws or as otherwise required by Applicable Law if (x) there is an insufficient number of shares of Common Stock present or represented by a proxy at the Company Stockholder Meeting to conduct business at the Company Stockholder Meeting, (y) the Company is required to postpone or adjourn the Company Stockholder Meeting by Applicable Law or a request from the Commission or its staff, or (z) the Company determines in good faith that it is necessary or appropriate to postpone or adjourn the Company Stockholder Meeting in order to give the Company Stockholders sufficient time to evaluate any information or disclosure that the Company has sent or otherwise made available to them.  If, despite the Company’s reasonable best efforts the Requisite Stockholder Approval is not obtained at or prior to the Company Stockholder Meeting, the Company shall seek to obtain such Requisite Stockholder Approval at a meeting of the stockholders of the Company at least once each calendar year and within 13 months of the previous meeting of the stockholders of the Company at which the Requisite Stockholder Approval was sought until such Requisite Stockholder Approval is obtained or the Warrant is no longer outstanding.

(b)                                 The Company shall use its reasonable best efforts to obtain the Requisite Stockholder Approval.  Without limiting the foregoing, the Board shall (x) recommend that the Company Stockholders vote in favor of the Requisite Stockholder Approval (the “Company Board Recommendation”) (and not withdraw or modify in any adverse respect such Company Board Recommendation unless the Board determines in good faith (after consultation with outside legal counsel and financial advisors) that the failure to take such action would be inconsistent with its fiduciary duties to the holders of Common Stock under Applicable Law, (y) solicit proxies in favor of the Requisite Stockholder Approval in accordance with this Section 3.4(b), and (z) obtain commitments from each of the directors and executive officers of the Company to vote in favor of the Requisite Stockholder Approval.  In connection with the Company Stockholder Meeting, the Company shall promptly prepare (and Walmart shall reasonably cooperate with the Company to prepare) and file with the Commission a preliminary proxy statement, shall use its commercially reasonable efforts to respond to any comments of the Commission or its staff and to cause a definitive proxy statement related to such meeting to be mailed to the Company Stockholders as promptly as practicable after clearance thereof by the Commission.  The Company shall notify Walmart promptly of the receipt of any comments from the Commission or its staff with respect to the proxy statement and of any request by the Commission or its staff for amendments or supplements to such proxy statement or for additional information and shall supply Walmart with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the Commission or its staff, on the other hand, with respect to such proxy statement.  If at any time prior to the Company Stockholder Meeting there shall occur any event that is required to be set forth in an amendment or supplement to the proxy statement, the Company shall as promptly as reasonably practicable prepare and mail to the Company Stockholders such an amendment or supplement.  Each of the parties shall promptly correct any information provided by it or on its behalf for use in the proxy statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall as promptly as reasonably practicable prepare and furnish to the Company Stockholders an amendment or supplement to correct such information to the extent required by Applicable Laws.  The Company shall consult with Walmart prior to filing any proxy statement, or any amendment or supplement thereto, or responding to any comments from the Commission or its staff with respect thereto, and provide Walmart with a reasonable opportunity to comment thereon, and consider in good faith any comments proposed by Walmart.

(c)                                  Walmart shall furnish the Company all information reasonably requested by the Company concerning itself, its Affiliates, directors, officers, stockholders and such other matters as may be reasonably necessary or advisable in connection with the proxy statement in connection with the Company Stockholder Meeting.

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1                               Acquisition for Investment.  Walmart acknowledges that the issuance of the Warrant and the Warrant Shares has not been registered under the Securities Act or under any state securities laws.  Walmart (i) acknowledges that it is acquiring the Warrant and the Warrant Shares pursuant to an exemption from registration under the Securities Act solely for its own account for investment with no present intention to distribute them to any person in violation of the Securities Act or any other applicable state securities laws and that the Company is relying in part upon the truth and accuracy of, and Walmart’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Walmart set forth herein in order to determine the availability of such exemptions and the eligibility of Walmart to acquire the Warrant and the Warrant Shares, (ii) agrees that it shall not (and shall not permit its Affiliates to) sell or otherwise dispose of the Warrant or the Warrant Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable state securities laws, (iii) acknowledges that it has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Warrant Issuance and of making an informed investment decision, and has conducted a review of the business and affairs of the Company that it considers sufficient and reasonable for purposes of consummating the Warrant Issuance, (iv) acknowledges that it is able to bear the economic risk of the Warrant Issuance and is able to afford a complete loss of such investment and (v) acknowledges that it is an “accredited investor” (as that term is defined by Rule 501 under the Securities Act). As of the date hereof, Walmart is acquiring the Warrant and the Warrant Shares in the ordinary course of its business and not with the purpose nor with the effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect.

4.2                               Legend.  Walmart agrees that all certificates or other instruments representing the Warrant and the Warrant Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.  HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A TRANSACTION AGREEMENT, DATED AS OF JULY 20, 2017, BY AND BETWEEN THE ISSUER OF THESE SECURITIES AND WAL-MART STORES, INC., A DELAWARE CORPORATION, A COPY OF WHICH IS ON FILE WITH THE ISSUER.  THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT.  ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.”

In the event that any Warrant Shares become registered under the Securities Act or the Company is presented with an opinion of counsel reasonably satisfactory, in form and substance, to the Company that the Warrant Shares are eligible to be transferred without restriction in accordance with Rule 144 under the Securities Act, the Company shall issue new certificates or other instruments representing such Warrant Shares which shall not contain such portion of the above legend that is no longer applicable; provided that the holder of such Warrant Shares surrenders to the Company the previously issued certificates or other instruments.

4.3                               Anti-Takeover Provisions.  The Company shall not take any action that would prevent Walmart from exercising any of its rights under this Agreement or any of the other Transaction Documents, or any of the transactions contemplated hereby or thereby (a “Burdensome Action”), including by causing this Agreement or any of the other Transaction Documents, or any of the transactions contemplated hereby or thereby, to be subject to any requirements imposed by any Anti-Takeover Provisions or subject in any manner to any “poison pill” or similar shareholder rights plan, in each case the result of which would be to cause a Burdensome Action to occur, and shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by the Transaction Documents from any applicable Anti-Takeover Provisions, as now or hereafter in effect.

4.4                               Transfer Restrictions.

(a)                                 Other than solely in the case of a Walmart shall not Transfer:

(i)                                     the Warrant at any time;

(ii)                                  any Warrant Shares to any Person that, as of the time of entry into the agreement governing the Transfer is, to the actual knowledge of Walmart’s executive officers (with no obligation of inquiry, other than to (i) review the Section 13(d) and Section 13(g) filings made with respect to the Common Stock and (ii) to obtain a written representation from the purchaser to the effect that such purchaser is not the Beneficial Owner of more than 10% of the Common Stock), the Beneficial Owner of more than 10% of the Common Stock; provided that this Section 4.4(a)(ii) shall not apply to any open market sale of Common Stock through a brokerage transaction effected over a United States national securities exchange or any sale of Common Stock pursuant to a bona fide Underwritten Offering; provided, further, that the Company may instruct the underwriter(s) of any such Underwritten Offering to exclude any Person that has filed a Schedule 13D or Schedule 13G with respect to the Common Stock; or

(iii)                               Warrant Shares representing more than 10% of the outstanding Company Common Stock, as calculated based the Company’s then current public filings, in any single transaction; provided that this Section 4.4(a)(iii) shall not apply to any open market sale of Company Common Stock through a brokerage transaction effected over a United States national securities exchange or any sale of Company Common Stock pursuant to a bona fide Underwritten Offering.

(b)                                 “Permitted Transfers” means, in each case so long as such Transfer is in accordance with Applicable Law and the provisions of the Company’s certificate of incorporation and bylaws:

(i)                                     a Transfer of the Warrant to Walmart or a wholly owned subsidiary of Walmart, so long as such Transferee, to the extent it has not already done so, executes a customary joinder to this Agreement, in form and substance reasonably acceptable to the Company, in which such Transferee agrees to be subject to all covenants and agreements of Walmart under this Agreement and makes all the representations and warranties and/or acknowledgements set forth in Section 2.3 (although the representation and warranty in Section 2.3(a) shall be made with respect to the applicable jurisdiction of incorporation and to the extent the concept is applicable in that jurisdiction) and Section 4.1;

(ii)                                  a Transfer of the Warrant in connection with an Acquisition Transaction approved by the Board (including if the Board (A) recommends that its stockholders tender in response to a tender or exchange offer that, if consummated, would constitute an Acquisition Transaction, or (B) does not recommend that its stockholders reject any such tender or exchange offer within the ten (10) Business Day period specified in Rule 14e-2(a) under the Exchange Act);

(iii)                               a Transfer of the Warrant if required by, or reasonably necessary in order for, Walmart to obtain Governmental Approval for any acquisition (whether direct or indirect, including by way of merger, share exchange, share purchase, consolidation or any similar transaction), provided that such acquisition is not being undertaken by Walmart for the purpose of evading or avoiding the transfer restrictions imposed by this Section 4.4;

(iv)                              a Transfer of shares of Common Stock to the extent required by Section 5.3(a)(vi)(D) or

(v)                                 a Transfer of the Warrant to the extent required under Applicable Law.

(c)                                  Any Transfer or attempted Transfer of the Warrant in violation of this Section 4.4 shall, to the fullest extent permitted by law, be null and void ab initio, and the Company shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported transaction on the share register or other books and records of the Company.

ARTICLE V

GOVERNANCE

5.1                               Information Rights.

(a)                                 During the term of this Agreement, the Company shall prepare and provide, or cause to be prepared and provided, to Walmart:

(i)                                     within ten (10) days after the end of each fiscal quarter the number of outstanding shares of Common Stock at the end of such fiscal quarter calculated on both an undiluted basis and a fully diluted basis without regard to exercise or conversion prices of derivative securities;

(ii)           within the time periods applicable to the Company under Section 13(a) or 15(d) of the Exchange Act, all interim and annual financial statements required to be contained in a filing with the Commission on Forms 10-K and 10-Q; and

(iii)          if the Company is at any time not subject to Section 13(a) or 15(d) under the Exchange Act, the information set forth on Schedule 5.1(a);

provided, however, that the requirements of this paragraph (a) shall be deemed to be satisfied to the extent such information is publicly filed on EDGAR within the time periods specified above.

(b)           During the term of this Agreement, the Company shall consider and respond in good faith to reasonable requests for information, to the extent already existing or that can be prepared without excessive cost or management time, regarding the Company and its subsidiaries from Walmart in its capacity as a stockholder of the Company.  Without limiting the generality of the foregoing, the Company and its subsidiaries shall not be required to provide any such information if (i) the Company determines that such information is competitively sensitive, (ii) the Company determines in good faith that providing such information would adversely affect the Company (taking into account the nature of the request and the facts and circumstances at such time) other than to a de minimis extent or (iii) providing such information (A) would reasonably be expected to jeopardize an attorney-client privilege or cause a loss of attorney work product protection, (B) would violate a confidentiality obligation to any person in effect on the date of this Agreement or (C) would, based on the written advice of the Company’s outside legal counsel, violate any Applicable Law; provided, that, with respect to clauses (i)-(iii), the Company uses reasonable efforts, and cooperates in good faith with Walmart, to develop and implement reasonable alternative arrangements to provide Walmart (and its Representatives) with the intended benefits of this Section 5.1.

(c)           In furtherance and not in limitation of the foregoing, during the term of this Agreement, the Company shall, and shall cause its subsidiaries to, use commercially reasonable efforts to prepare and provide, or to cause to be prepared and provided, including, if requested and reasonably available, in electronic data format, to Walmart, or to assist Walmart with preparing (at the expense of Walmart), in a reasonably timely fashion following a request by Walmart any (i) financial information or other data relating to the Company and its subsidiaries and (ii) any other relevant information or data, in each case to the extent necessary, as reasonably determined in good faith by Walmart for Walmart to (x) comply with GAAP or to comply with its reporting, filing, accounting or other obligations under Applicable Law or (y) apply the equity method of accounting, in the event Walmart is required to account for its investment in the Company under the equity method of accounting under GAAP; provided, however, that any requests with respect to tax matters shall be addressed by Section 5.2 and not by this Section 5.1.  The Company shall use commercially reasonable efforts to cause its and its subsidiaries’ Representatives to cooperate in good faith with Walmart in connection with the foregoing; provided, however, that notwithstanding anything in this Agreement to the contrary, in no event shall Walmart or its Affiliates disclose (including by reflecting such information on their financial statements) any financial information or other financial data provided to Walmart pursuant to this Section 5.1 prior to the Company first publicly disclosing such information in its ordinary course of business, other than pursuant to the terms of Section 5.1(d)(i), Section 5.1(d)(ii) or Section 5.1(d)(iv).  Walmart shall promptly, upon request by the Company, reimburse the Company for all reasonable documented out of pocket costs and expenses incurred by the Company or any of its subsidiaries in connection with any actions taken by the Company or any of its subsidiaries pursuant to this Section 5.1(c).

(d)           In furtherance of and not in limitation of any other similar agreement Walmart or any of its Representatives may have with the Company or its subsidiaries, Walmart hereby agrees that all Confidential Information in its possession obtained pursuant to this Section 5.1 with respect to the Company shall be kept confidential by it and shall not be disclosed (including by reflecting such information on its financial statements) or used by it in any manner whatsoever, except as permitted by this Section 5.1(d).  For the avoidance of doubt, any confidential information received by either party in connection with the Power Purchase Agreement shall be governed by the terms of the Power Purchase Agreement.  Any Confidential Information may be disclosed or used:

(i)            by Walmart (x) to any of its Affiliates or (y) to its or its Affiliate’s respective directors, managers, officers, employees and authorized Representatives (including attorneys, accountants, consultants, bankers and financial advisors thereof) (each of the Persons described in clauses (x) and (y), collectively, for purposes of this Section 5.1(d) and the definition of Confidential Information, “Representatives” of Walmart), in each case, solely if and to the extent any such Person needs to be provided such Confidential Information to assist Walmart or its Affiliates in (A) evaluating or reviewing its existing investment, or, with respect to the exercise of the Warrant, its prospective investment, in the Company, including in connection with the disposition thereof or voting shares of Common Stock or (B) evaluating, making or submitting, or otherwise taking any action in furtherance of, an Acquisition Proposal permitted by Section 5.3.  Each Representative shall be deemed to be bound by the provisions of this Section 5.1(d) and Walmart shall be responsible for any breach of this Section 5.1(d) (or such other agreement or obligation, as applicable) by any of its Representatives;

(ii)           by Walmart or any of its Representatives to the extent the Company consents in writing;

(iii)          by Walmart or any of its Representatives to a potential Transferee (so long as such Transfer is permitted hereunder); provided, that such Transferee agrees to be bound by the provisions of this Section 5.1(d) (or a confidentiality agreement having restrictions substantially similar to this Section 5.1(d)) and Walmart shall be responsible for any breach of this Section 5.1(d) (or such confidentiality agreement) by any such Transferee; or

(iv)          by Walmart or any of its Representatives to the extent that Walmart or such Representative has been advised by its counsel that such disclosure is required to be made by it under Applicable Law or by a Governmental Entity; provided, that prior to making such disclosure, such Person uses commercially reasonable efforts to preserve the confidentiality of the Confidential Information to the extent permitted by Applicable Law, including, to the extent practicable and permitted by Applicable Law, consulting with the Company regarding such disclosure and, if reasonably requested by the Company, assisting the Company, at the Company’s expense, in seeking a protective order to prevent the requested disclosure; provided, further, that Walmart or such Representative, as the case may be, uses commercially reasonable efforts to disclose only that portion of the Confidential Information as is requested by the applicable Governmental Entity or as is, based on the advice of its counsel, legally required or compelled; and provided, further, that the parties hereto expressly agree that notwithstanding anything in the Confidentiality Agreement or any other confidentiality agreement between or among the Company, Walmart or its Affiliates or Representatives, to the contrary, any Confidential Information that is permitted to be disclosed or used in any manner pursuant to this Agreement can be so disclosed or used. Notwithstanding the foregoing, Walmart or its Representatives, as the case may be, may only disclose Confidential Information pursuant to this Section 5.1(d)(iv) if the request or requirement for such disclosure does not arise from, is not in connection with, and/or is not related to, a breach of Section 5.3 hereof.

5.2          Tax Reporting Requirements.

(a)           The Company will provide Walmart with any information reasonably requested by Walmart and within the Company’s possession or that can be provided with the use of reasonable efforts, to allow Walmart to comply with Applicable Law related to taxes or to avail itself of any provision of Applicable Law related to taxes. Walmart will provide the Company with any information reasonably requested by the Company and within Walmart’s possession or that can be provided with the use of reasonable efforts, to allow the Company to comply with Applicable Law related to taxes or to avail itself of any provision of Applicable Law related to taxes.

(b)           The Company shall maintain its status as a domestic corporation for U.S. Federal income tax purposes.

5.3          Standstill Provisions.

(a)           Walmart agrees that from the date of this Agreement until an Walmart Standstill Termination Event (such period, the “Standstill Period”), without the prior written approval of the Board, Walmart shall not, directly or indirectly, and shall cause its subsidiaries not to:

(i)            acquire, agree to acquire, propose or offer to acquire, by purchase or otherwise, Equity Securities or Derivative Instruments or debt securities of the Company, other than:

(A)          Warrant Shares acquired by Walmart in accordance with this Agreement;

(B)          as a result of any stock split, stock dividend or distribution, other subdivision, reorganization, reclassification or similar capital transaction involving Equity Securities of the Company; or

(C)          pursuant to and in accordance with Section 4.4(b)(i);

(ii)           make, or in any way participate or engage in, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Commission) (whether or not relating to the election or removal of directors) to vote any Voting Securities, or disclose how Walmart intends to vote its Warrant Shares on any contested election of directors or any contested proposal relating to an Acquisition Proposal unless such disclosure is determined by Walmart in good faith, based on the advice of its legal counsel, to be reasonably required by Applicable Law;

(iii)          call, or seek to call, a meeting of the stockholders of the Company or initiate any stockholder proposal for action by stockholders of the Company;

(iv)          nominate or seek to nominate, directly or indirectly, any person to the Board;

(v)           deposit any Voting Securities in a voting trust or similar contract or agreement or subject any Voting Securities to any voting agreement, pooling arrangement or similar arrangement, or grant any proxy with respect to any Voting Securities (in each case, other than to the Company or a Person specified by the Company in a proxy card (paper or electronic) provided to stockholders of the Company by or on behalf of the Company);

(vi)          make any public announcement with respect to, enter, agree to enter, propose or offer to enter into any merger, business combination, recapitalization, restructuring, change in control transaction or other similar extraordinary transaction involving the securities of the Company or any of its subsidiaries, or purchase of a material portion of the assets, properties or Equity Securities of the Company, other than acquisitions of Equity Securities as follows:

(A)          Warrant Shares acquired by Walmart in accordance with this Agreement;

(B)          as a result of any stock split, stock dividend or distribution, other subdivision, reorganization, reclassification or similar capital transaction involving Equity Securities of the Company;

(C)          pursuant to and in accordance with Section 4.4(b)(i); or

(D)          Equity Securities of the Company representing less than 5% of the outstanding shares of Common Stock held by a Person acquired by Walmart or its Affiliates; provided that such Equity Securities of the Company were acquired by such acquired Person prior to it entering into an agreement with Walmart to be acquired and not in contemplation of, or in connection with, Walmart’s  acquisition of such Person and Walmart agrees to dispose of those Equity Securities and to reasonably cooperate with the Company to establish a reasonable time table and other reasonable parameters for so doing so as to minimize the impact of such disposition on the trading market for the Common Stock; provided that in connection with such disposition, Walmart shall not be required to take any action that would be likely to adversely affect the value of the Equity Securities.

(vii)         otherwise act, alone or in concert with others, to seek to control or influence the management or the policies of the Company (for the avoidance of doubt, excluding any such act to the extent in its capacity as a commercial counterparty, customer, supplier, industry participant or the like);

(viii)        take any action that would reasonably be expected to require the Company to make a public announcement regarding any of the events described above;

(ix)          advise or knowingly assist or knowingly encourage or enter into any discussions, negotiations, agreements or arrangements with any other Persons in connection with the foregoing;

(x)           form, join or in any way participate in a Group (other than with its subsidiary that is bound by the restrictions of this Section 5.3(a) or a Group that consists solely of Walmart and/or any of its Affiliates), with respect to any Voting Securities or otherwise in connection with any of the foregoing; or

(xi)          publicly disclose any intention, plan or proposal with respect to any of the foregoing.

For the avoidance of doubt, this Section 5.3 shall not prohibit Walmart from exercising any rights or taking any action under the Power Purchase Agreement.  In addition, Walmart shall not, directly or indirectly, and shall not permit any of its subsidiaries, directly or indirectly, to, contest the validity of this Section 5.3 or, subject to Section 5.3(b), seek a waiver, amendment or release of any provisions of this Section 5.3 (including this sentence) (whether by legal action or otherwise).

(b)           Notwithstanding anything to the contrary contained herein or in any of the other Transaction Documents, including Section 5.3(a) hereof, Walmart shall not be prohibited or restricted from making and submitting to the Company and/or the Board, any Acquisition Proposal that is not intended to require the Company to disclose such proposal, or any confidential request for the Company and/or the Board to waive, amend or provide a release of any provision of this Section 5.3 (whether or not in connection with such Acquisition Proposal); provided that any such Acquisition Proposal and/or confidential request shall by its terms terminate if it is publicly disclosed or announced by Walmart (except in the event that such public disclosure is required by Applicable Law) without the prior approval of the Board.  If the Company (through the Board or otherwise) shall have commenced a process to solicit Acquisition Proposals from third parties, then the Company will promptly notify Walmart of such determination and any information provided to Walmart in connection with such notice, including, without limitation, the fact that the Company has provided such notice to Walmart, shall be kept confidential by Walmart, except to the extent information is permitted to be disclosed or used by Section 5.1(d).

(c)           Notwithstanding anything to the contrary herein, the provisions of this Section 5.3 shall become void and of no further force and effect upon (i) the public announcement by the Company that it has entered into a definitive agreement with a Person other than Walmart or any of its Affiliates for a transaction involving a Business Combination or (ii) if any Person other than Walmart or any of its Affiliates commences a tender or exchange offer which, if consummated, would constitute a Business Combination; provided, however, that with respect to clauses (i) and (ii) of this sentence, Walmart shall not have materially breached any of the provisions of this Section 5.3.

(d)           An “Walmart Standstill Termination Event” shall be deemed to occur if, as of the end of any Business Day following the date of this Agreement, Walmart and its Affiliates Beneficially Own shares of Common Stock collectively representing less than ten percent (10%) of the Common Stock; provided, however, that if the Beneficial Ownership of Walmart and its Affiliates collectively represents at least ten percent (10%) of the Common Stock at any time within one year following such occurrence, then the provisions of this Section 5.3 shall automatically again become applicable to Walmart.

5.4          Voting Obligation.

(a)           At all times during the Standstill Period, Walmart shall be entitled to vote (including, if applicable, through the execution of one or more written consents if stockholders of the Company are requested to vote through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company) the shares of Common Stock owned by it or its Affiliates or over which it or its Affiliates have the ability to vote, up to 14.9% of the Company’s outstanding shares of Common Stock (the “Voting Threshold”), in its sole and absolute discretion; provided that if at any time Walmart and its Affiliates collectively have the ability to vote more than 14.9% of the Company’s outstanding shares of Common Stock, then in connection with each meeting of the Company’s stockholders Walmart shall cause all of the shares of Common Stock in excess of the Voting Threshold owned by it or any of its Affiliates or over which it or any of its Affiliates have the ability to vote to be present for purposes of determining quorum at such meeting.  At all times during the Standstill Period, Walmart shall cause the shares of Common Stock owned by it or any of its Affiliates or over which it or any of its Affiliates have the ability to vote in excess of the Voting Threshold to be voted (including, if applicable, through the execution of one or more written consents if stockholders of the Company are requested to vote through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company) in accordance with the recommendation of the Board, including without limitation, in favor of all those persons nominated to serve as directors of the Company by the Board or its Nominating and Governance Committee.

(b)           At any time Walmart or any of its Affiliates own shares of Common Stock for which they have the ability to vote and Walmart is subject to the voting requirements of Section 5.3(a), Walmart hereby appoints the Company, including without limitation its Chief Executive Officer and Chairman of the Board and any other designee of the Company or of such officer, and each of them individually, its proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to shares of Common Stock in excess of the Voting Threshold over which Walmart or any of its Affiliates have the ability to vote, to be counted for purposes of determining quorum at any meeting of stockholders and to be voted in accordance with Section 5.4(a). This proxy and power of attorney is given to secure the performance of the obligations of Walmart under this Agreement. Walmart shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy; this proxy and power of attorney granted by Walmart shall be irrevocable during the term of this Agreement (but subject to Section 5.4(a)), shall be deemed to be coupled with an interest sufficient under Applicable Law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Walmart with respect to shares of Common Stock. The power of attorney granted by Walmart herein is a durable power of attorney and shall survive the dissolution or bankruptcy of Walmart.

5.5          Survival.  Notwithstanding anything in this Agreement, this Article V (other than Section 5.3) shall survive termination of this Agreement pursuant to Section 8.1, and will continue until the date that the Beneficial Ownership of Walmart, in the aggregate, of the Common Stock is less than two percent (2%), on a “fully diluted basis”; provided, that Section 5.2 shall survive with respect to the taxable year in which such date occurs.

ARTICLE VI

REGISTRATION

6.1          Demand Registrations.

(a)           Subject to the terms and conditions hereof, solely during any period that the Company is then ineligible under Applicable Law to register Registrable Securities on a registration statement on Form S-3 or any successor form thereto (“Form S-3”), or if the Company is so eligible but has failed to comply with its obligations under Section 6.3 any Demand Shareholders (“Requesting Shareholders”) shall be entitled to make no more than three (3) written requests of the Company (each, a “Demand”) for registration under the Securities Act of an amount of Registrable Securities then held by such Requesting Shareholders that equals or is greater than the Registrable Amount (a “Demand Registration” and such registration statement, a “Demand Registration Statement”); provided, however, that no Demand may be made by any Demand Shareholder prior to the date that is one hundred eighty (180) days after the date of Closing.  Thereupon, the Company shall, subject to the terms of this Agreement, file the registration statement no later than 30 days after receipt of a Demand and shall use its commercially reasonable efforts to effect the registration as promptly as practicable under the Securities Act of:

(i)            the Registrable Securities which the Company has been so requested to register by the Requesting Shareholders for disposition in accordance with the intended method of disposition stated in such Demand;

(ii)           all other Registrable Securities which the Company has been requested to register pursuant to Section 6.1(b), but subject to Section 6.1(g); and

(iii)          all shares of Common Stock which the Company may elect to register in connection with any offering of Registrable Securities pursuant to this Section 6.1, but subject to Section 6.1(g);

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities and the additional shares of Common Stock, if any, to be so registered.

(b)           A Demand shall specify:  (i) the aggregate number of Registrable Securities requested to be registered in such Demand Registration, (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known, and (iii) the identity of the Requesting Shareholder(s).  Within five (5) days after receipt of a Demand, the Company shall give written notice of such Demand to all other holders of Registrable Securities.  The Company shall include in the Demand Registration covered by such Demand all Registrable Securities with respect to which the Company has received a written request for inclusion therein within five (5) days after the Company’s notice required by this paragraph has been given, provided that if such five (5) day period ends on a day that is not a Business Day, such period shall be deemed to end on the next succeeding Business Day.  Each such written request shall comply with the requirements of a Demand as set forth in this Section 6.1(b).

(c)           A Demand Registration shall not be deemed to have been effected (i) unless the Demand Registration Statement with respect thereto has become effective and has remained effective for a period of at least one hundred five (105) days or such shorter period in which all Registrable Securities included in such Demand Registration have actually been sold or otherwise disposed of thereunder (provided, that such period shall be extended for a period of time equal to the period the holders of Registrable Securities refrain from selling any securities included in such registration statement at the request of the Company or the lead managing underwriter(s) pursuant to the provisions of this Agreement) or (ii) if, after it has become effective, such Demand Registration becomes subject, prior to one hundred five (105) days after effectiveness, to any stop order, injunction or other order or requirement of the Commission or other Governmental Entity, other than by reason of any act or omission by the applicable Selling Shareholders.

(d)           Demand Registrations shall be on such appropriate registration form of the Commission as shall be selected by the Company and reasonably acceptable to the Requesting Shareholders.

(e)           The Company shall not be obligated to (i) subject to Section 6.1(c), maintain the effectiveness of a registration statement under the Securities Act filed pursuant to a Demand Registration for a period longer than one hundred five (105) days or (ii) effect any Demand Registration (A) within ninety (90) days of a “firm commitment” Underwritten Offering in which all Demand Shareholders were offered “piggyback” rights pursuant to Section 6.2 (subject to Section 6.2(b)) and at least fifty percent (50%) of the number of Registrable Securities requested by such Demand Shareholders to be included in such Demand Registration were included, (B) within ninety (90) days of the completion of any other Demand Registration (including, for the avoidance of doubt, any Underwritten Offering pursuant to any Shelf Registration Statement), (C) within ninety (90) days of the completion of any other Underwritten

Offering by the Company or any shorter period during which the Company has agreed not to effect a registration or public offering of securities (in each case only to the extent that the Company has undertaken contractually to the underwriters of such Underwritten Offering not to effect any registration or public offering of securities), (D) if, in the Company’s reasonable judgment, it is not feasible for the Company to proceed with the Demand Registration because of the unavailability of audited or other required financial statements of the Company or any other Person; provided, that the Company shall use its commercially reasonable efforts to obtain such financial statements as promptly as practicable.

(f)            The Company shall be entitled to (i) postpone (upon written notice to the Demand Shareholders) the filing or the effectiveness of a registration statement for any Demand Registration, (ii) cause any Demand Registration Statement to be withdrawn and its effectiveness terminated and (iii) suspend the use of the prospectus forming the part of any registration statement, in each case in the event of a Blackout Period until the expiration of the applicable Blackout Period.  In the event of a Blackout Period under clause (ii) of the definition thereof, the Company shall deliver to the Demand Shareholders requesting registration a certificate signed by either the chief executive officer or the chief financial officer of the Company certifying that, in the good faith judgment of the Company, the conditions described in clause (ii) of the definition of Blackout Period are met.  Such certificate shall contain an approximation of the anticipated delay.  Upon notice by the Company to the Demand Shareholders of any such determination, each Demand Shareholder covenants that, subject to Applicable Law, it shall keep the fact of any such notice strictly confidential, and, in the case of a Blackout Period pursuant to clause (ii)(y) of the definition of Blackout Period, promptly halt any offer, sale, trading or other Transfer by it or any of its Affiliates of any Registrable Securities for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and promptly halt any use, publication, dissemination or distribution of the Demand Registration Statement, each prospectus included therein, and any amendment or supplement thereto by it and any of its Affiliates for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and, if so directed in writing by the Company, will deliver to the Company any copies then in the Demand Shareholder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice.

(g)           If, in connection with a Demand Registration that involves an Underwritten Offering, the lead managing underwriter(s) advise(s) the Company that, in its (their) good faith opinion, the inclusion of all of the securities sought to be registered in connection with such Demand Registration would adversely affect the success thereof, then the Company shall include in such registration statement only such securities as the Company is advised by such lead managing underwriter(s) can be sold without such adverse effect as follows and in the following order of priority: (i) first, up to the number of Registrable Securities requested to be included in such Demand Registration by the Demand Shareholders, which, in the opinion of the lead managing underwriter(s), can be sold without adversely affecting the success thereof, pro rata among such Demand Shareholders on the basis of the number of such Registrable Securities requested to be included by such Demand Shareholders; (ii) second, securities the Company proposes to sell; and (iii) third, all other securities of the Company duly requested to be included in such registration statement, pro rata on the basis of the amount of such other securities requested to be included or such other allocation method determined by the Company.

(h)           Any time that a Demand Registration involves an Underwritten Offering, the Requesting Shareholder(s) shall select the investment banker(s) and manager(s) that will serve as managing underwriters (including which such managing underwriters will serve as lead or co-lead) and underwriters with respect to the offering of such Registrable Securities; provided, that such investment banker(s) and manager(s) shall be reasonably acceptable to the Company (such acceptance not to be unreasonably withheld, conditioned or delayed).

6.2          Piggyback Registrations.

(a)           Subject to the terms and conditions hereof, from and after the date that is one hundred eighty (180) days after the date of Closing, whenever the Company proposes to register any Common Stock (or any other securities that are of the same class or series as any Registrable Securities that are not shares of Common Stock) under the Securities Act (other than a registration by the Company (i) on Form S-4 or any successor form thereto, (ii) on Form S-8 or any successor form thereto, (iii) pursuant to Section 6.3, or (iv) pursuant to Section 6.1) (a “Piggyback Registration”), whether for its own account or for the account of others, the Company shall give all Demand Shareholders prompt written notice thereof (but not less than ten (10) Business Days prior to the filing by the Company with the Commission of any registration statement with respect thereto).  Such notice (a “Piggyback Notice”) shall specify the number of shares of Common Stock (or other securities, as applicable) proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution and the proposed managing underwriter(s) (if any) and a good faith estimate by the Company of the proposed minimum offering price of such shares of Common Stock (or other securities, as applicable), in each case to the extent then known.  Subject to Section 6.2(b), the Company shall include in each such Piggyback Registration all Registrable Securities held by Demand Shareholders (a “Piggyback Seller”) with respect to which the Company has received written requests (which written requests shall specify the number of Registrable Securities requested to be disposed of by such Piggyback Seller) for inclusion therein within ten (10) days after such Piggyback Notice is received by such Piggyback Seller.

(b)           If, in connection with a Piggyback Registration that involves an Underwritten Offering, the lead managing underwriter(s) advise(s) the Company that, in its opinion, the inclusion of all the securities sought to be included in such Piggyback Registration by (w) the Company, (x) other Persons who have sought to have shares of Common Stock registered in such Piggyback Registration pursuant to rights to demand (other than pursuant to so-called “piggyback” or other incidental or participation registration rights) such registration (such Persons being “Other Demanding Sellers”), (y) the Piggyback Sellers and (z) any other proposed sellers of shares of Common Stock (such Persons being “Other Proposed Sellers”), as the case may be, would materially and adversely affect the success thereof, then the Company shall include in the registration statement applicable to such Piggyback Registration only such securities as the Company is so advised by such lead managing underwriter(s) can be sold without such an effect, as follows and in the following order of priority:

(i)                                     if the Piggyback Registration relates to an offering for the Company’s own account, then (A) first, such number of shares of Common Stock (or other securities, as applicable) to be sold by the Company as the Company, in its reasonable judgment, shall have determined, (B) second, Registrable Securities of Piggyback Sellers, pro rata on the basis of the number of Registrable Securities proposed to be sold by such Piggyback Sellers, (C) third, shares of Common Stock sought to be registered by Other Demanding Sellers, pro rata on the basis of the number of shares of Common Stock proposed to be sold by such Other Demanding Sellers and (D) fourth, other shares of Common Stock proposed to be sold by any Other Proposed Sellers; or

(ii)                                  if the Piggyback Registration relates to an offering other than for the Company’s own account, then (A) first, such number of shares of Common Stock (or other securities, as applicable) sought to be registered by each Other Demanding Seller pro rata in proportion to the number of securities sought to be registered by all such Other Demanding Sellers, (B) second, Registrable Securities of Piggyback Sellers, pro rata on the basis of the number of Registrable Securities proposed to be sold by such Piggyback Sellers, (C) third, shares of Common Stock to be sold by the Company and (D) fourth, other shares of Common Stock proposed to be sold by any Other Proposed Sellers.

(c)                                  For clarity, in connection with any Underwritten Offering under this Section 6.2 for the Company’s account, the Company shall not be required to include the Registrable Securities of a Piggyback Seller in the Underwritten Offering unless such Piggyback Seller accepts the terms of the underwriting as agreed upon between the Company and the lead managing underwriter(s), which shall be selected by the Company.

(d)                                 If, at any time after giving written notice of its intention to register any shares of Common Stock (or other securities, as applicable) as set forth in this Section 6.2 and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective, the Company shall determine for any reason not to register such shares of Common Stock (or other securities, as applicable), the Company may, at its election, give written notice of such determination to the Piggyback Sellers within five (5) Business Days thereof and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration; provided, that, if permitted pursuant to Section 6.1, the Demand Shareholders may continue the registration as a Demand Registration pursuant to the terms of Section 6.1.

6.3                               Shelf Registration Statement.

(a)                                 Subject to the terms and conditions hereof, and further subject to the availability of Form S-3 to the Company, from and after the date that is one hundred eighty (180) days after the date of Closing, any of the Demand Shareholders may by written notice delivered to the Company (the “Shelf Notice”) require the Company to file as soon as reasonably practicable, and to use commercially reasonable efforts to cause to be declared effective by the Commission as soon as reasonably practicable after such filing date, a Form S-3, providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of an amount of Registrable Securities then held by such Demand Shareholders that equals or is greater than the Registrable Amount (the “Shelf

Registration Statement”).  To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act), the Company shall file the Shelf Registration Statement in the form of an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) or any successor form thereto.  If registering a number of Registrable Securities, the Company shall pay the registration fee for all Registrable Securities to be registered pursuant to an automatic shelf registration statement at the time of filing of the automatic shelf registration statement and shall not elect to pay any portion of the registration fee on a deferred basis.  The Company may also amend an existing registration statement on Form S-3, including by post-effective amendment, in order to fulfill its obligations hereunder.

(b)                                 Within five (5) days after receipt of a Shelf Notice pursuant to Section 6.3(a), the Company will deliver written notice thereof to all other holders of Registrable Securities.  Each other holder of Registrable Securities may elect to participate with respect to its Registrable Securities in the Shelf Registration Statement in accordance with the plan and method of distribution set forth, or to be set forth, in such Shelf Registration Statement by delivering to the Company a written request to so participate within five (5) days after the Shelf Notice is received by any such holder of Registrable Securities.

(c)                                  Subject to Section 6.3(d), the Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise cease to be Registrable Securities.

(d)                                 Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the holders of Registrable Securities who elected to participate in the Shelf Registration Statement, to require such holders of Registrable Securities to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement during any Blackout Period.  In the event of a Blackout Period under clause (ii) of the definition thereof, the Company shall deliver to the Demand Shareholders requesting registration a certificate signed by either the chief executive officer or the chief financial officer of the Company certifying that, in the good faith judgment of the Company, the conditions described in clause (ii) of the definition of Blackout Period are met.  Such certificate shall contain an approximation of the anticipated delay.  Upon notice by the Company to the Demand Shareholders of any such determination, each Demand Shareholder covenants that it shall, subject to Applicable Law, keep the fact of any such notice strictly confidential, and, in the case of a Blackout Period pursuant to clause (ii)(y) of the definition of Blackout Period, promptly halt any offer, sale, trading or other Transfer by it or any of its Affiliates of any Registrable Securities for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and promptly halt any use, publication, dissemination or distribution of the Shelf Registration Statement, each prospectus included therein, and any amendment or supplement thereto by it and any of its Affiliates for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and, if so directed in writing by the Company, will deliver to the Company any copies then in the Demand Shareholder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice.

(e)                                  After the expiration of any Blackout Period and without any further request from a holder of Registrable Securities, the Company, to the extent necessary, shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)                                   At any time that a Shelf Registration Statement is effective, if any Demand Shareholder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to sell all of part of its Registrable Securities included by it on the Shelf Registration Statement (a “Shelf Offering”), then the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering (taking into account, solely in connection with a Marketed Underwritten Shelf Offering, the inclusion of Registrable Securities by any other holders pursuant to this Section 6.3).  In connection with any Shelf Offering that is an Underwritten Offering and where the plan of distribution set forth in the applicable Take-Down Notice includes a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters (a “Marketed Underwritten Shelf Offering”):

(i)                                     such proposing Demand Shareholder(s) shall also deliver the Take-Down Notice to all other Demand Shareholders included on the Shelf Registration Statement and permit each such holder to include its Registrable Securities included on the Shelf Registration Statement in the Marketed Underwritten Shelf Offering if such holder notifies the proposing Demand Shareholder(s) and the Company within two (2) Business Days after delivery of the Take-Down Notice to such holder; and

(ii)                                  if the lead managing underwriter(s) advises the Company and the proposing Demand Shareholder(s) that, in its opinion, the inclusion of all of the securities sought to be sold in connection with such Marketed Underwritten Shelf Offering would materially and adversely affect the success thereof, then there shall be included in such Marketed Underwritten Shelf Offering only such securities as the proposing Demand Shareholder(s) is advised by such lead managing underwriter(s) can be sold without such adverse effect, and such number of Registrable Securities shall be allocated in the same manner as described in Section 6.1(g).  Except as otherwise expressly specified in this Section 6.3, any Marketed Underwritten Shelf Offering shall be subject to the same requirements, limitations and other provisions of this Article VI as would be applicable to a Demand Registration (i.e., as if such Marketed Underwritten Shelf Offering were a Demand Registration), including Section 6.1(e)(ii) and Section 6.1(g).

(g)                                  Notwithstanding any other provision of this Agreement, if the requesting Demand Shareholder wishes to engage in a block sale (including a block sale off of a Shelf Registration Statement or an effective automatic shelf registration statement, or in connection with the registration of the Registrable Securities under an automatic shelf registration statement for purposes of effectuating a block sale), then notwithstanding the foregoing or any other provisions hereunder, no Demand Shareholder shall be entitled to receive any notice of or have its Registrable Securities included in such block sale.

(h)                                 Any time that a Shelf Offering involves a Marketed Underwritten Shelf Offering, the Requesting Shareholder(s) shall select the investment banker(s) and manager(s) that will serve as managing underwriters (including which such managing underwriters will serve as lead or co-lead) and underwriters with respect to the offering of such Registrable Securities; provided, that such investment banker(s) and manager(s) shall be reasonably acceptable to the Company (such acceptance not to be unreasonably withheld, conditioned or delayed).

6.4                               Withdrawal Rights.  Any holder of Registrable Securities having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to the Company prior to the effective date of such registration statement.  In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement (subject to the other terms and conditions of this Agreement).  No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided, however, that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Registrable Amount, then the Company shall as promptly as practicable give each Demand Shareholder seeking to register Registrable Securities notice to such effect and, within five (5) days following the mailing of such notice, such Demand Shareholder still seeking registration shall, by written notice to the Company, elect to register additional Registrable Securities to satisfy the Registrable Amount or elect that such registration statement not be filed or, if theretofore filed, be withdrawn.  During such five (5) day period, the Company shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use commercially reasonable efforts to prevent, the effectiveness thereof.

6.5                               Hedging Transactions

(a)                                 The provisions of this Agreement relating to the registration, offer and sale of Registrable Securities shall apply also to (i) any transaction which Transfers some or all of the economic risk of ownership of Registrable Securities, including any forward contract, equity swap, put or call, put or call equivalent position, collar, margin loan, sale of exchangeable security or similar transaction (including the registration, offer and sale under the Securities Act of Registrable Securities pledged to the counterparty to such transaction or of securities of the same class as the underlying Registrable Securities by the counterparty to such transaction in connection therewith), and that the counterparty to such transaction shall be selected in the sole discretion of the Demand Shareholders and (ii) any derivative transactions in which a broker-dealer, other financial institution or unaffiliated Person (each, a “Hedging Counterparty”) may sell Registrable Securities covered by any prospectus and the applicable prospectus supplement including short sale transactions using Registrable Securities pledged by a Demand Shareholder or borrowed from the Demand Shareholder or others and Registrable Securities loaned, pledged or hypothecated to any such party (each, a “Hedging Transaction”); provided that the Demand Shareholder’s legal counsel has determined in its reasonable judgment (after good-faith consultation with counsel of the Company) that it is reasonably necessary to register under the Securities Act such Hedging Transaction.  Any written information regarding the Hedging Transaction provided to the Company by a Hedging Counterparty for inclusion in any registration statement, prospectus or free writing prospectus filed pursuant to this Section 6.5 shall, for purposes of Section 6.9, be deemed to be written information provided by a Selling Shareholder for purposes of Section 6.9.

(b)                                 If in connection with a Hedging Transaction, a Hedging Counterparty or any Affiliate thereof is (or may reasonably be considered) an underwriter or selling stockholder, then such Hedging Counterparty shall be required to provide customary indemnities to the Company regarding the plan of distribution and related matters.

6.6                               Holdback Agreements.

(a)                         Walmart shall enter into customary agreements restricting the sale or distribution of Equity Securities of the Company (including sales pursuant to Rule 144 under the Securities Act) to the extent required by the lead managing underwriter(s) with respect to an applicable Underwritten Offering in which Walmart participates during the period commencing on the date of the request (which shall be no earlier than fourteen (14) days prior to the expected “pricing” of such Underwritten Offering) and continuing for not more than ninety (90) days after the date of the “final” prospectus (or “final” prospectus supplement if the Underwritten Offering is made pursuant to a Shelf Registration Statement), pursuant to which such Underwritten Offering shall be made.  The Company shall not include Registrable Securities of any other Demand Shareholder in such an Underwritten Offering unless such other Demand Shareholder enters into a customary agreement restricting the sale or distribution of Equity Securities of the Company (including sales pursuant to Rule 144 under the Securities Act) if requested by the lead managing underwriter(s).

(b)                                 If any Demand Registration or Shelf Offering involves an Underwritten Offering, the Company will not affect any sale or distribution of shares of Common Stock (or securities convertible into or exchangeable or exercisable for shares of Common Stock) (other than a registration statement on Form S-4, Form S-8 or any successor forms thereto) for its own account, within sixty (60) days (plus an extension period as may be proposed by the lead managing underwriter(s) for such Underwritten Offering to address FINRA regulations regarding the publication of research, or such shorter periods as the lead managing underwriter(s) may agree with the Company), after the effective date of such registration except as may otherwise be agreed between the Company and the lead managing underwriter(s) of such Underwritten Offering.

6.7                               Registration Procedures.

(a)                                 If and whenever the Company is required to use commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 6.1, Section 6.2 or Section 6.3, the Company shall as expeditiously as reasonably practicable:

(i)                                     prepare and file with the Commission a registration statement to effect such registration in accordance with the intended method or methods of distribution of such securities and thereafter use commercially reasonable efforts to cause such registration statement to become and remain effective pursuant to the terms of this Article VI; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further, that before filing such registration statement or any amendments thereto, the Company will furnish to the Demand Shareholders which are including Registrable Securities in such registration (“Selling Shareholders”), their counsel and the lead managing underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment of such counsel, and other documents reasonably requested by such counsel, including any comment letter from the Commission, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such registration statement and each prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors.  The Company shall not file any such registration statement or prospectus or any amendments or supplements thereto with respect to a Demand Registration to which the holders of a majority of Registrable Securities held by the Requesting Shareholder(s), their counsel or the lead managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with Applicable Law;

(ii)                                  except in the case of a Shelf Registration Statement, prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective pursuant to the terms of this Article VI, and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(iii)                               in the case of a Shelf Registration Statement, prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement effective and to comply in all material respects with the provision of the Securities Act with respect to the disposition of the Registrable Securities subject thereto for a period ending on the date on which all the Registrable Securities held by the Demand Shareholders cease to be Registrable Securities;

(iv)                              if requested by the lead managing underwriter(s), if any, or the holders of a majority of the then outstanding Registrable Securities being sold in connection with an Underwritten Offering, promptly include in a prospectus supplement or post-effective amendment such information as the lead managing underwriter(s), if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 6.7(a)(iv) that are not, in the opinion of counsel for the Company, in compliance with Applicable Law;

(v)                                 furnish to the Selling Shareholders and each underwriter, if any, of the securities being sold by such Selling Shareholders such number of conformed copies of such registration statement and of each amendment and supplement thereto, such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Shareholders and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Shareholders;

(vi)                              use commercially reasonable efforts to register or qualify or cooperate with the Selling Shareholders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities covered by such registration statement under such other securities laws or “blue sky” laws of such jurisdictions as the Selling Shareholders and any underwriter of the securities being sold by such Selling Shareholders shall reasonably request, and to keep each such registration or qualification (or exemption therefrom) effective during the period such registration statement is required to be kept effective and take any other action which may be necessary or reasonably advisable to enable such Selling Shareholders and underwriters to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Shareholders, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (vi) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(vii)                           use commercially reasonable efforts to cause such Registrable Securities (if such Registrable Securities are shares of Common Stock) to be listed on each securities exchange on which shares of Common Stock are then listed;

(viii)                        use commercially reasonable efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

(ix)                              enter into such agreements (including an underwriting agreement) in form, scope and substance as is customary in underwritten offerings of shares of Common Stock by the Company and use its commercially reasonable efforts to take all such other actions reasonably requested by the holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the lead managing underwriter(s), if any) to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Offering (A) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its subsidiaries, and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (B) if any underwriting agreement has been entered into, the same shall contain customary indemnification provisions and procedures with respect to all parties to be indemnified pursuant to Section 6.10, except as otherwise agreed by the holders of a majority of the Registrable Securities being sold and (C) deliver such documents and certificates as reasonably requested by the holders of a majority of the Registrable Securities being sold, their counsel and the lead managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to sub-clause (A) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.  The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder;

(x)                                 in connection with an Underwritten Offering, use commercially reasonable efforts to obtain for the underwriter(s) (A) opinions of counsel for the Company, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters and (B) “comfort” letters and updates thereof (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed upon procedures” letter) signed by the independent public accountants who have certified the Company’s financial statements included in such registration statement, covering the matters customarily covered in “comfort” letters in connection with underwritten offerings;

(xi)                              make available for inspection by the Selling Shareholders, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or Representative retained in connection with such offering by such Selling Shareholders or underwriter (collectively, the “Inspectors”), financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary, or as shall otherwise be reasonably requested, to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such Representative, underwriter, attorney, agent or accountant in connection with such registration statement; provided, however, that the Company shall not be required to provide any information under this Section 6.7(a)(xi) if (A) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) either (1) the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (2) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing; unless prior to furnishing any such information with respect to clause (1) or (2) such Selling Shareholder requesting such information enters into, and causes each of its Inspectors to enter into, a confidentiality agreement on terms and conditions reasonably acceptable to the Company; provided, further, that each Selling Shareholder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction or by another Governmental Entity, give notice to the Company and allow the Company, at its expense, to undertake appropriate action seeking to prevent disclosure of the Records deemed confidential;

(xii)                           as promptly as practicable notify in writing the Selling Shareholders and the underwriters, if any, of the following events:  (A) the filing of the registration statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the Commission or any other U.S. or state governmental authority for amendments or supplements to the registration statement or the prospectus or for additional information; (C) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; (D) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; (E) if at any time the representations and warranties of the Company contained in any mutual agreement (including any underwriting agreement) contemplated by Section 6.7(a)(ix) cease to be true and correct in any material respect; and (F) upon the happening of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of any Selling Shareholder, promptly prepare and furnish to such Selling Shareholder a reasonable number of copies of a supplement to or an amendment of such registration statement or prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xiii)                        use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, except that, subject to the requirements of Section 6.7(a)(vi), the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (xiii) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(xiv)                       cooperate with the Selling Shareholders and the lead managing underwriter(s) to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under Applicable Law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the lead managing underwriter(s) or such Selling Shareholders may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

(xv)                          cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xvi)                       have appropriate officers of the Company prepare and make presentations at a reasonable number of “road shows” and before analysts and rating agencies, as the case may be, and other information meetings reasonably organized by the underwriters, take other actions to obtain ratings for any Registrable Securities (if they are eligible to be rated) and otherwise use its commercially reasonable efforts to cooperate as reasonably requested by the Selling Shareholders and the underwriters in the offering, marketing or selling of the Registrable Securities; provided, however, that the scheduling of any such “road shows” and other meetings shall not unduly interfere with the normal operations of the business of the Company; and

(xvii)                    (take all other actions reasonably requested by Walmart or the lead managing underwriter(s) to effect the intent of this Agreement.

(b)                                 The Company may require each Selling Shareholder and each underwriter, if any, to furnish the Company in writing such information regarding each Selling Shareholder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing to complete or amend the information required by such registration statement.

(c)                                  Each Selling Shareholder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (B), (C), (D), (E) and

(F) of Section 6.7(a)(xii), such Selling Shareholder shall forthwith discontinue such Selling Shareholder’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.7(a)(xii), or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus; provided, however, that the Company shall extend the time periods under Section 6.1(c) with respect to the length of time that the effectiveness of a registration statement must be maintained by the amount of time the holder is required to discontinue disposition of such securities.

(d)           With a view to making available to the holders of Registrable Securities the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration, the Company shall:

(i)            use commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(ii)           use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act, at any time when the Company is subject to such reporting requirements; and

(iii)          furnish to any holder of Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company with the Commission as such holder may reasonably request in connection with the sale of Registrable Securities without registration (in each case to the extent not readily publicly available).

6.8          Registration Expenses.  All fees and expenses incident to the Company’s performance of its obligations under this Article VI, including (a) all registration and filing fees, including all fees and expenses of compliance with securities and “blue sky” laws (including the reasonable and documented fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities pursuant to Section 6.7(a)(vi)) and all fees and expenses associated with filings required to be made with FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in FINRA Rule 5121, except in the event that Requesting Shareholders select the underwriters) (b) all printing (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by Walmart) and copying expenses, (c) all messenger, telephone and delivery expenses, (d) all fees and expenses of the Company’s independent certified public accountants and counsel (including with respect to “comfort” letters and opinions), (e) expenses of the Company incurred in connection with any “road show”, other than any expense paid or payable by the underwriters and (f) reasonable and documented fees and disbursements of one counsel for all holders of Registrable Securities whose Registrable Securities are included in a registration statement, which counsel shall be selected by, in the case of a Demand Registration, the Requesting Shareholders, in the case of a Shelf Offering, the Demand Shareholder(s) requesting such offering, or in the case of any other registration, the holders of a majority of the Registrable Securities being sold in connection therewith, shall be borne solely by the Company whether or not any registration statement is filed or becomes effective.  In connection with the Company’s performance of its obligations under this Article VI, the Company will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties and the expense of any annual audit) and the expenses and fees for listing the securities to be registered on the primary securities exchange or over-the-counter market on which similar securities issued by the Company are then listed or traded.  Each Selling Shareholder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Selling Shareholder’s Registrable Securities pursuant to any registration.

6.9          Miscellaneous.

(a)           Not less than five (5) Business Days before the expected filing date of each registration statement pursuant to this Agreement, the Company shall notify each holder of Registrable Securities who has timely provided the requisite notice hereunder entitling such holder to register Registrable Securities in such registration statement of the information, documents and instruments from such holder that the Company or any underwriter reasonably requests in connection with such registration statement, including a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (the “Requested Information”).  If the Company has not received, on or before the second Business Day before the expected filing date, the Requested Information from such holder, the Company may file the registration statement without including Registrable Securities of such holder.  The failure to so include in any registration statement the Registrable Securities of a holder of Registrable Securities (with regard to that registration statement) shall not result in any liability on the part of the Company to such holder.

(b)           The Company shall not grant to any Person any demand, piggyback or shelf registration rights the terms of which are senior to or conflict with the rights granted to Walmart hereunder without the prior written consent of Walmart.  If Walmart provides such consent, Walmart and the Company shall amend this Agreement to grant Walmart any such senior demand, piggyback or shelf registration rights.

6.10        Registration Indemnification.

(a)           The Company agrees, without limitation as to time, to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Shareholder and its Affiliates and their respective officers, directors, members, stockholders, employees, managers and partners and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Shareholder or such other indemnified Person and the officers, directors, members, stockholders, employees, managers and partners of each such controlling Person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriter, from and against all losses, claims, damages, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement (collectively, the “Losses”), as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (without limitation of the preceding portions of this Section 6.10(a)) will reimburse each such Selling Shareholder, each of its Affiliates, and each of their respective officers, directors, members, stockholders, employees, managers and partners and each such Person who controls each such Selling Shareholder and the officers, directors, members, stockholders, employees, managers, partners, accountants, attorneys and agents of each such controlling Person, each such underwriter and each such Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, except insofar as the same are caused by any information furnished in writing to the Company by any Selling Shareholder expressly for use therein.

(b)           In connection with any registration statement in which a Selling Shareholder is participating, without limitation as to time, each such Selling Shareholder shall, severally and not jointly, indemnify the Company, its directors, officers and employees, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company, from and against all Losses, as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of material fact contained in the registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (without limitation of the preceding portions of this Section 6.10(b)) will reimburse the Company, its directors, officers and employees and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, in each case solely to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder for inclusion in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto.  Notwithstanding the foregoing, no Selling Shareholder shall be liable under this Section 6.10(b) for amounts in excess of the gross proceeds (after deducting any underwriting discount or commission) received by such holder in the offering giving rise to such liability.

(c)           Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis.

(d)           In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that (A) there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party or (B) such action involves, or is reasonably likely to have an effect beyond, the scope of matters that are subject to indemnification pursuant to this Section 6.10, or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining one separate legal counsel (for the avoidance of doubt, for all indemnified parties in connection therewith)).  For the avoidance of doubt, notwithstanding any such assumption by an indemnifying party, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided in the previous sentence.  An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent.  No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement (x) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (z) is settled solely for cash for which the indemnified party would be entitled to indemnification hereunder.

(e)           The indemnification provided for under this Agreement shall survive the Transfer of the Registrable Securities and the termination of this Agreement.

(f)            If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances.  It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation.  Notwithstanding the foregoing, no Selling Shareholder shall be required to make a contribution in excess of the amount received by such Selling Shareholder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.

6.11        Free Writing Prospectuses.  Walmart shall not use any “free writing prospectus” (as defined in Rule 405 under the Securities Act) in connection with the sale of Registrable Securities pursuant to this Article VI without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).  Notwithstanding the foregoing, Walmart may use any free writing prospectus prepared and distributed by the Company.

6.12        Termination of Registration Rights.  The rights granted pursuant to this Article VI shall terminate, as to any holder of Registrable Securities on the date the Company is acquired in a transaction approved by the Company’s Board (including, without limitation, through a merger, consolidation, stock purchase, or sale of all or substantially all of the Company’s assets) or the earlier to occur of (a) the date on which all Registrable Securities held by such holder have been disposed; (b) the date on which all Registrable Securities held by such holder may be sold without registration in compliance with Rule 144 without regard to volume limitations or other restrictions on transfer thereunder.

ARTICLE VII

DEFINITIONS

7.1          Defined Terms.  Capitalized terms when used in this Agreement have the following meanings:

“Acquisition Proposal” means any proposal, offer, inquiry, indication of interest or expression of intent (whether binding or non-binding, and whether communicated to the Company, the Board or publicly announced to the Company’s stockholders or otherwise) by any Person or Group relating to an Acquisition Transaction.

“Acquisition Transaction” means (a) any transaction or series of related transactions as a result of which any Person or Group (excluding Walmart or any of its Affiliates) becomes the beneficial owner, directly or indirectly, of 50% or more of the outstanding Equity Securities (measured by either voting power or economic interests) of the Company, (b) any transaction or series of related transactions in which the stockholders of the Company immediately prior to such transaction or series of related transactions (the “Pre-Transaction Stockholders”) cease to beneficially own, directly or indirectly, at least 50% of the outstanding Equity Securities (measured by either voting power or economic interests) of the Company; provided that this clause (b) shall not apply if such transaction or series of related transactions is an acquisition by the Company effected, in whole or in part, through the issuance of Equity Securities of the Company, (c) any merger, consolidation, statutory share exchange, reorganization, recapitalization or similar extraordinary transaction (which may include a reclassification) involving the Company, as a result of which at least 50% ownership of the Company is transferred to another Person or Group (excluding Walmart or any of its Affiliates), (d) individuals who constitute the Continuing Directors, taken together, ceasing for any reason to constitute at least a majority of the Board, or (e)  any sale or lease or exchange, transfer, license or disposition of a business, deposits or assets that constitute 50% or more of the consolidated assets, business, revenues, net income, assets or deposits of the Company.

“Affiliate” means, with respect to any person, any other person (for all purposes hereunder, including any entities or individuals) that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.  It is expressly agreed that, for purposes of this definition, none of the Company or any of its subsidiaries is an Affiliate of Walmart or any of its subsidiaries (and vice versa).

“Agreement” has the meaning set forth in the preamble.

“Applicable Law” means, with respect to any Person, any federal, national, state, local, municipal, international, multinational or SRO statute, law, ordinance, secondary and subordinate legislation, directives, rule (including rules of common law), regulation, ordinance, treaty, Order, permit, authorization or other requirement applicable to such Person, its assets, properties, operations or business.

“Anti-Takeover Provisions” has the meaning set forth in Section 2.2(h)(i).

“Antitrust Laws” has the meaning set forth in Section 2.2(d)(iii).

“Bankruptcy Exceptions” has the meaning set forth in Section 2.2(d)(i).

“Beneficial Owner”, “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance); provided that, except as otherwise specified herein, such calculations shall be made inclusive of all Warrant Shares subject to issuance pursuant to the Warrant. Solely for purposes of the standstill provisions set forth in Section 5.3 (and for the avoidance of doubt, not for purposes of the Exchange Act), immediately following the issuance of the Warrant, Walmart and its Affiliates will be treated as having Beneficial Ownership of all of the Warrant Shares.

“Blackout Period” means (i) any regular quarterly period during which directors and executive officers of the Company are not permitted to trade under the insider trading policy or similar policy of the Company then in effect and (ii) in the event that the Company determines in good faith that a registration of securities would (x) reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or (y) require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would adversely affect the Company in any material respect, a period of the shorter of the ending of the condition creating a Blackout Period and up to ninety (90) days; provided, that a Blackout Period described in this clause (ii) may not occur more than once in any period of six (6) consecutive months.

“Board” has the meaning set forth in Section 1.2(c).

“Burdensome Action” has the meaning set forth in Section 4.3.

“Business Combination” means a transaction described in any of clauses (a), (b), (c) or (e) of the definition of Acquisition Transaction.

“Business Day” has the meaning set forth in Section 1.3.

“Chosen Courts” has the meaning set forth in Section 8.5.

“Closing” has the meaning set forth in Section 1.2(a).

“Code” has the meaning set forth in Section 3.5.

“Commission” has the meaning set forth in Section 2.1(b).

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble.

“Company Benefit Plan” has the meaning set forth in Section 2.2(d)(ii).

“Company Board Recommendation” has the meaning set forth in Section 3.4(b).

“Company Stockholder Meeting” has the meaning set forth in Section 3.4(a).

“Company Stockholders” has the meaning set forth in Section 3.4(a).

“Confidential Information” means all information (irrespective of the form of communication, and irrespective of whether obtained prior to or after the date hereof) obtained by or on behalf of Walmart or its Representatives from the Company, its Affiliates or their respective Representatives, through the Beneficial Ownership of Equity Securities or through the rights granted pursuant hereto, other than information which (i) was or becomes generally available to the public other than as a result of a breach of this Agreement by Walmart, its Affiliates or their respective Representatives, (ii) was or becomes available to Walmart, its Affiliates or their respective Representatives from a source other than the Company, its Affiliates or their respective Representatives, provided, that the source thereof is not known by Walmart or such of its Affiliates or their respective Representatives to be bound by an obligation of confidentiality, or (iii) is independently developed by Walmart, its Affiliates or their respective Representatives without the use of any such information that would otherwise be Confidential

Information hereunder.  Subject to clauses (i)-(iii) above, Confidential Information also includes (a) all non-public information previously provided by the Company, its Affiliates or their respective Representatives under the provisions of the Confidentiality Agreement, including all information, documents and reports referred to thereunder, (b) subject to any disclosures permitted by Section 3.2, all non-public understandings, agreements and other arrangements between and among the Company and Walmart, and (c) all other non-public information received from, or otherwise relating to, the Company or its subsidiaries.

“Continuing Directors” means the directors of the Company on the date hereof and each other director if, in each case, such other director’s nomination for election to the Board is recommended by more than 50% of the Continuing Directors or more than 50% of the members of the Nominating and Governance Committee of the Board that are Continuing Directors.

“control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  “Controlled” and “controlling” shall be construed accordingly.

“conversion” has the meaning set forth in the definition of Equity Securities.

“convertible securities” has the meaning set forth in the definition of Equity Securities.

“Demand” has the meaning set forth in Section 6.1(a).

“Demand Registration” has the meaning set forth in Section 6.1(a).

“Demand Registration Statement” has the meaning set forth in Section 6.1(a).

“Demand Shareholder” means Walmart or any wholly owned subsidiary of Walmart, in either case that holds Registrable Securities.

“Derivative Instruments” means any and all derivative securities (as defined under Rule 16a-1 under the Exchange Act) that increase in value as the value of any Equity Securities of the Company increases, including a long convertible security, a long call option and a short put option position, in each case, regardless of whether (x) such interest conveys any voting rights in such security, (y) such interest is required to be, or is capable of being, settled through delivery of such security or (z) other transactions hedge the economic effect of such interest.

“Disclosable Agreement” has the meaning set forth in Section 3.2(b).

“Disclosure Agency” has the meaning set forth in Section 3.2(b).

“Disclosure Schedules” means the Disclosure Schedules delivered by the Company concurrently with the execution and delivery of this Agreement.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto.

“Effect” has the meaning set forth in Section 2.1(a).

“Equity Securities” means any and all (i) shares, interests, participations or other equivalents (however designated) of capital stock or other voting securities of a corporation, any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation), (ii) securities convertible into or exchangeable for shares, interests, participations or other equivalents (however designated) of capital stock or voting securities of (or other ownership or profit or voting interests in) such Person, and (iii) any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination (clauses (ii) and (iii), collectively “convertible securities” and any conversion, exchange or exercise of any convertible securities, a “conversion”).

“Exchange Act” has the meaning set forth in Section 2.1(b).

“Exercise Approval” has the meaning set forth in Section 2.3(b)(i).

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form S-3” has the meaning set forth in Section 6.1(a).

“Free Writing Prospectus” has the meaning set forth in Section 6.7(a)(v).

“fully diluted basis” means as of any time of determination, the number of shares of Common Stock which would then be outstanding, assuming the complete exercise, exchange or conversion of all then outstanding convertible securities, options, rights, and warrants of the Company, including, for the avoidance of doubt, as of the date of this Agreement, the Warrant Shares.

“GAAP” has the meaning set forth in in Section 2.1(a).

“Governmental Approval” means any authorization, consent, approval, waiver, exception, variance, order, exemption, publication, filing, declaration, concession, grant, franchise, agreement, permission, permit, or license of, from or with any Governmental Entity, the giving of notice to or registration with any Governmental Entity or any other action in respect of any Governmental Entity.

“Governmental Entity” has the meaning set forth in Section 2.2(d)(iii).

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

“Hedging Counterparty” has the meaning assigned to such term in Section 6.5(a).

“Hedging Transaction” has the meaning assigned to such term in Section 6.5(a).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“HSR Filing Date” has the meaning set forth in Section 3.1(b).

“Initial Antitrust Clearance” has the meaning set forth in Section 3.1(b).

“Initial Antitrust Filings” has the meaning set forth in Section 3.1(b).

“Initial Filing Transaction” has the meaning set forth in Section 3.1(b).

“Inspectors” has the meaning set forth in Section 6.7(a)(xi).

“Losses” has the meaning set forth in Section 6.10(a).

“Marketed Underwritten Shelf Offering” has the meaning set forth in Section 6.3(f).

“Material Adverse Effect” has the meaning set forth in Section 2.1(a).

“Order” means any judgment, decision, decree, order, settlement, injunction, writ, stipulation, determination or award issued by any Governmental Entity.

“Other Antitrust Filings” has the meaning set forth in Section 3.1(b).

“Other Demanding Sellers” has the meaning set forth in Section 6.2(b).

“Other Proposed Sellers” has the meaning set forth in Section 6.2(b).

“Permitted Transfers” has the meaning set forth in Section 4.4(b).

“Person” means an individual, company, corporation, partnership, limited liability company, trust, body corporate (wherever located) or other entity, organization or unincorporated association, including any Governmental Entity.

“Piggyback Notice” has the meaning set forth in Section 6.2(a).

“Piggyback Registration” has the meaning set forth in Section 6.2(a).

“Piggyback Seller” has the meaning set forth in Section 6.2(a).

“Power Purchase Agreement” has the meaning set forth in the recitals.

“Preferred Stock” has the meaning set forth in Section 2.2(b).

“Previously Disclosed” has the meaning set forth in Section 2.1(b).

“Records” has the meaning set forth in Section 6.7(a)(xi).

“Registrable Amount” means an amount of Registrable Securities having an aggregate value of at least $10 million (based on the anticipated offering price (as reasonably determined in good faith by the Company)), without regard to any underwriting discount or commission, or such lesser amount of Registrable Securities as would result in the disposition of all of the

Registrable Securities Beneficially Owned by the applicable Requesting Shareholder(s); provided, that such lesser amount shall have an aggregate value of at least $3 million (based on the anticipated offering price (as reasonably determined in good faith by the Company)), without regard to any underwriting discount or commission.

“Registrable Securities” means any and all (i) Warrant or Warrant Shares, (ii) other stock or securities that Walmart or its subsidiaries may be entitled to receive, or will have received, pursuant to its ownership of the Warrant or Warrant Shares, in lieu of or in addition to shares of Common Stock, (iii) Equity Securities received in accordance with Section 5.3(a)(vi)(D), and (iv) Equity Securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (i), (ii) or (iii) by way of conversion or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization.  As to any particular securities constituting Registrable Securities, such securities shall cease to be Registrable Securities when they (x) have been effectively registered or qualified for sale by prospectus filed under the Securities Act and disposed of in accordance with the Registration Statement covering therein, or (y) may be sold pursuant to Rule 144 without regard to volume limitations or other restrictions on transfer thereunder.  For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

“Representatives” has the meaning set forth in Section 5.1(d)(i).

“Requested Information” has the meaning set forth in Section 6.9(a).

“Requesting Shareholders” has the meaning set forth in Section 6.1(a).

“Requisite Stockholder Approval” has the meaning set forth in Section 3.4(a).

“Rights Agreement” has the meaning set forth in the recitals.

“SEC Reports” has the meaning set forth in Section 2.1(b).

“Securities Act” has the meaning set forth in Section 2.2(d)(iii).

“Selling Shareholders” has the meaning set forth in Section 6.7(a)(i).

“Series C Preferred Stock” has the meaning set forth in Section 2.2(b).

“Series D Preferred Stock” has the meaning set forth in Section 2.2(b).

“Shelf Notice” has the meaning set forth in Section 6.3(a).

“Shelf Offering” has the meaning set forth in Section 6.3(f).

“Shelf Registration Statement” has the meaning set forth in Section 6.3(a).

“SOX” has the meaning set forth in Section 2.2(e)(v).

“SRO” means any (i) “self-regulatory organization” as defined in Section 3(a)(26) of the Exchange Act, (ii) other United States or foreign securities exchange, futures exchange, commodities exchange or contract market or (iii) other securities exchange.

“Standstill Period” has the meaning set forth in Section 5.3.

“subsidiary” means, with respect to such person, any foreign or domestic entity, whether incorporated or unincorporated, of which (i) such person or any other subsidiary of such person is a general partner, (ii) at least a majority of the voting power to elect a majority of the directors or others performing similar functions with respect to such other entity is directly or indirectly owned or controlled by such person or by any one or more of such person’s subsidiaries, or (iii) at least fifty percent (50%) of the equity interests or which are is directly or indirectly owned or controlled by such person or by any one or more of such person’s subsidiaries.

“Take-Down Notice” has the meaning set forth in Section 6.3(f).

“Transaction Documents” has the meaning set forth in Section 2.1(b).

“Transaction Litigation” has the meaning set forth in Section 3.1(e).

“Transfer” means (i) any direct or indirect offer, sale, lease, assignment, encumbrance, pledge, grant of a security interest, hypothecation, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any capital stock or interest in any capital stock or (ii) in respect of any capital stock or interest in any capital stock, the entry into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, agreement, transaction or series of transaction is to be settled by delivery of securities, in cash or otherwise.

“Transferee” means a Person to whom a Transfer is made or is proposed to be made.

“Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

“Voting Securities” means shares of Common Stock of the Company and any other securities of the Company entitled to vote generally in the election of directors of the Company.

“Voting Threshold” has the meaning set forth in Section 5.4(a).

“Walmart” has the meaning set forth in the preamble.

“Warrant” has the meaning set forth in Section 1.1.

“Warrant Issuance” has the meaning set forth in Section 1.1.

“Warrant Shares” has the meaning set forth in Section 1.1.

ARTICLE VIII

MISCELLANEOUS

8.1                               Termination of This Agreement; Other Triggers.

(a)                                 This Agreement may be terminated at any time:

(i)                                     with the prior written consent of each of Walmart and the Company; or

(ii)                                  if the Initial Antitrust Clearance shall not have been obtained on or prior to the date that is six months after the latest date of the Initial Antitrust Filings, by Walmart, provided that Walmart may not exercise the termination right pursuant to this Section 8.1(a)(ii) if a breach by Walmart of any obligation, representation or warranty under this Agreement has been the cause of, or resulted in, the failure of the Initial Antitrust Clearance to have been obtained on or prior to the date that is six months after the latest date of the Initial Antitrust Filings; or

(iii)                               if the Requisite Stockholder Approval shall not have been obtained at the first annual meeting of the Company Stockholders after the date of this Agreement, by Walmart with prior written notice delivered to the Company not later than the ninetieth (90th) day after the date of such meeting (or the date to which such meeting is postponed or adjourned in accordance with Section 3.4(a)).

(b)                                 In the event of termination of this Agreement as provided in this Section 8.1, this Agreement (other than Section 1.3 (Interpretation), Section 3.2 (Public Announcements), Section 3.3 (Expenses), Section 4.1 (Acquisition for Investment) (to the extent any Warrant Shares have been issued prior to termination), Section 4.2 (Legend) (to the extent any Warrant Shares have been issued prior to termination), Article V (Governance) and this Article VIII, each of which shall survive any termination of this Agreement) shall forthwith become void and there shall be no liability on the part of any party, except that nothing herein shall relieve any party from liability for any breach of this Agreement prior to such termination.

(c)                                  Without affecting in any manner any prior exercise of the Warrant, in the event of termination of this Agreement as provided in this Section 8.1, the unvested portion of the Warrant shall be canceled and terminated and shall forthwith become void and the Company shall have no subsequent obligation to issue, and the Warrantholder (as defined in the Warrant) shall have no subsequent right to acquire, any Warrant Shares pursuant to such canceled portion of the Warrant.  For the avoidance of doubt, the Warrant shall remain in full force and effect with respect to the vested portion thereof, and nothing in this Section 8.1 shall affect the ability of the Walmart to exercise such vested portion of the Warrant following termination of this Agreement.

8.2                               Amendment.  No amendment of any provision of this Agreement shall be effective unless made in writing and signed by a duly authorized officer of each party.

8.3                               Waiver of Conditions.  The conditions to any party’s obligation to consummate any transaction contemplated herein are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by Applicable Law.  No waiver shall be effective unless it is in writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

8.4                               Counterparts.  This Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.  Executed signature pages to this Agreement may be transmitted electronically by “pdf” file and such pdf files shall be deemed as sufficient as if actual signature pages had been delivered.

8.5                               Governing Law; Submission to Jurisdiction; WAIVER OF JURY TRIAL.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.  In addition, each of the parties (a) expressly submits to the personal jurisdiction and venue of the United States District Court for the Southern District of New York or any New York State court sitting in the Borough of Manhattan, City of New York and appellate courts having jurisdiction of appeals from any of the foregoing (the “Chosen Courts”), in the event any dispute (whether in contract, tort or otherwise) arises out of this Agreement or the transactions contemplated hereby, (b) expressly waives any claim of lack of personal jurisdiction or improper venue and any claims that such courts are an inconvenient forum, and (c) agrees that it shall not bring any claim, action or proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts.  Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail or by overnight courier service, postage prepaid, to its address set forth in Section 8.6, such service to become effective 10 days after such mailing.  EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.5.

8.6                               Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt,

(b) if sent by nationally recognized overnight air courier, one Business Day after mailing, (c) if sent by email or facsimile transmission, with a copy mailed on the same day in the manner provided in clauses (a) or (b) of this Section 8.6 when transmitted and receipt is confirmed, or (d) if otherwise actually personally delivered, when delivered.  All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company, to:

Name:	Plug Power Inc.
Address:	968 Albany Shaker Road
Latham, NY 12110
Fax:	(518) 782-7884
Email:	Gerard L. Conway Jr.
Attn:	gconway@plugpower.com

with a copy to (which copy alone shall not constitute notice):

Name:	Goodwin Procter LLP
Address:	100 Northern Avenue
Boston, Massachusetts 02210
Fax:	(617) 570-1394
Email:	rwhalen@goodwinlaw.com
Attn:	Robert P. Whalen

and

Name:	Goodwin Procter LLP
Address:	620 Eighth Avenue
New York, NY 10018
Fax:	(212) 656-1546
Email:	SSalimi@goodwinlaw.com
Attn:	Siavosh Salimi

if to Walmart, to:

Name:	Wal-Mart Stores, Inc.
Address:	702 SW 8th Street
Bentonville, AR 72712
Fax:	(479) 277-5991
Attn:	General Counsel, Corporate

8.7                               Entire Agreement, Etc.  This Agreement (including the Schedules and Annexes hereto), the other Transaction Documents, and the Power Purchase Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof.

No party shall take, or cause to be taken, including by entering into agreements or other arrangements with provisions or obligations that conflict, or purport to conflict, with the terms of the Transaction Documents or any of the transactions contemplated thereby, any action with either an intent or effect of impairing any such other person’s rights under any of the Transaction Documents.

8.8                               Assignment.  Neither this Agreement nor any right, remedy, obligation nor liability arising hereunder or by reason hereof shall be assignable by any party without the prior written consent of the other party, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be void, except that Walmart may transfer or assign, in whole or from time to time in part, to one or more of its direct or indirect wholly owned subsidiaries, its rights and/or obligations under this Agreement, but any such transfer or assignment shall not relieve Walmart of its obligations hereunder.  Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

8.9                               Severability.  If any provision of this Agreement or a Transaction Document, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby is not affected in any manner materially adverse to any party.  Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

8.10                        No Third Party Beneficiaries.  Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than the parties (and any wholly owned subsidiary of Walmart to which an assignment is made in accordance with this Agreement) any benefits, rights, or remedies.

8.11                        Specific Performance.  The parties agree that failure of any party to perform its agreements and covenants hereunder, including a party’s failure to take all actions as are necessary on such party’s part in accordance with the terms and conditions of this Agreement to consummate the transactions contemplated hereby, will cause irreparable injury to the other party, for which monetary damages, even if available, will not be an adequate remedy.  It is agreed that the parties shall be entitled to equitable relief including injunctive relief and specific performance of the terms hereof, without the requirement of posting a bond or other security, and each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of a party’s obligations and to the granting by any court of the remedy of specific performance of such party’s obligations hereunder, this being in addition to any other remedies to which the parties are entitled at law or equity.

* * *

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties as of the date first herein above written.

PLUG POWER INC.

By:	/s/ Andrew Marsh
Name: Andrew Marsh
Title: President and Chief Executive Officer

WAL-MART STORES, INC.

By:	/s/ Gregory L. Smith
Name: Gregory L. Smith
Title: EVP, Supply Chain

Schedule 5.1(a)

1.                                      Basic Financial Information and Reporting.

A.                                    As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, the Company shall furnish Walmart with a balance sheet and equity capitalization table of the Company, as of the end of such fiscal year, a statement of income, a statement of stockholders’ equity, and a statement of cash flows of the Company and accompanying notes to the financial statements, for such year, all audited and prepared in accordance with GAAP consistently applied (except as noted therein) and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail.  Such financial statements shall be accompanied by an audit report and opinion thereon by independent public accountants of national standing selected by the Board.

B.                                    The Company shall furnish Walmart as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a balance sheet and equity capitalization table of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with GAAP consistently applied (except as noted therein or as disclosed to the recipients thereof), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.  In order to facilitate Walmart’s compliance with its public reporting requirements, the Company shall deliver the financial statements described in this Schedule 5.1(a) to Walmart, together with a certification that, to the Company’s knowledge, (i) such interim financial statements are fairly stated, in all material respects, in accordance with GAAP for the periods presented, applied on the same basis as the Company’s audited financial statements as of and for the most recent fiscal year end, and reflect all adjustments necessary for a fair presentation of the interim financial statements, subject to the exceptions noted on an exhibit to such certification and (ii) that the Company has made available to Walmart the information required by Section 5.1 of this Agreement.  In addition, to facilitate Walmart’s compliance with its public reporting requirements, the Company shall engage a nationally recognized accounting firm (the “Auditor”) to perform quarterly review procedures that result in the issuance of an independent accountant’s review report on the Company’s quarterly and year-to-date balance sheet and statement of operations for the periods ending March 31, June 30 and September 30; which reports shall be delivered within 45 days after the end of the quarter for with the report pertains.  In order to facilitate Walmart’s compliance with its public reporting requirements, the Company’s chief financial officer and chief accounting officer shall participate in one or more teleconferences with Representatives of Walmart each quarter to review the financial statements previously delivered and discuss significant transactions reflected for the period of the financial statements.

C.                                    The Company shall furnish to Walmart at least sixty (60) days prior to the beginning of each fiscal year or as soon as otherwise available in the ordinary course of the Company’s budgeting process (and as soon as available, any subsequent written revisions thereto) a comprehensive operating budget forecasting the Company’s revenues, expenses, net income/loss and cash position on a month-to-month basis for the upcoming fiscal year (a

“Budget”).  Each Budget shall be prepared in accordance with United States generally accepted accounting principles consistently applied (except as noted thereon).

D.                                    All financial information and budgets required under clauses (A) and (B) above shall consist of consolidated financial statements (consolidating the Company and its subsidiaries) unless GAAP provides otherwise.

E.                                     As soon as reasonably practicable, and in any event within 15 days after the issuance of the report, the Company shall furnish to Walmart any 409A valuation reports that it prepares or causes to be prepared.

2.                                      Inspection Rights.  Subject to Section 5.1(b) of this Agreement, Walmart shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable business times, with reasonable advance notice and as often as may be reasonably requested.

ANNEX A

Form of Amendment No. 8 to Shareholder Rights Agreement

AMENDMENT NO. 8 TO
SHAREHOLDER RIGHTS AGREEMENT

This Amendment No. 8, effective as of July 20, 2017 (the “Amendment”), amends the Shareholder Rights Agreement, dated as of June 23, 2009 (as amended by Amendment No. 1 dated as of May 6, 2011, Amendment No. 2 dated as of March 16, 2012, Amendment No. 3 dated as of March 23, 2012, Amendment No. 4 dated as of February 11, 2013, Amendment No. 5 dated as of May 8, 2013, Amendment No. 6 dated as of December 19, 2016, and Amendment No. 7 dated as of April 4, 2017 (the “Rights Agreement”), between Plug Power Inc., a Delaware corporation (the “Company”), and Broadridge Corporate Issuer Solutions, Inc., a Pennsylvania corporation (the “Rights Agent”).  Capitalized terms used herein but not defined herein shall have their defined meanings set forth in the Rights Agreement.

WHEREAS, the Company is entering into a Transaction Agreement, dated as of the date hereof (the “Transaction Agreement”), with Wal-Mart Stores, Inc. (“Walmart”) pursuant to which Walmart will acquire from the Company, and the Company will issue to Walmart, warrants (the “Walmart Warrants”) to purchase Common Stock , par value $0.01 per share, of the Company (the “Common Stock”) (the Walmart Warrants, together with the shares of Common Stock of the Company underlying such Walmart Warrants and any other shares of Common Stock Beneficially Owned or deemed to be Beneficially Owned, now or in the future, by Walmart or any of its Affiliates or Associates as a result of or as permitted by the terms of the Transaction Agreement and/or the Walmart Warrants, the “Walmart Shares”);

WHEREAS, the Board of Directors of the Company has determined that it is advisable and in the best interest of the Company to amend the Rights Agreement to provide that Walmart and its Affiliates and Associates may Beneficially Own (as defined in the Rights Agreement) the Walmart Shares without becoming Acquiring Persons and without causing the occurrence of a Stock Acquisition Date, Distribution Date, Section 11(a)(ii) Event or Section 13 Event under the Rights Agreement;

WHEREAS, pursuant to Section 27 of the Rights Agreement and under the circumstances specified therein, the Company and the Rights Agent shall, if the Board of Directors of the Company so directs, supplement or amend any provision of the Rights Agreement without the approval of any holders of certificates representing shares of Common Stock of the Company;

WHEREAS, the Company now desires to amend the Rights Agreement as set forth in this Amendment and, pursuant to Section 27 of the Rights Agreement, the Board of Directors of the Company hereby directs that the Rights Agreement should be amended as set forth in this Amendment; and

WHEREAS, the Board of Directors of the Company has determined that this Amendment and the transactions contemplated hereby are advisable and in the best interests of the Company and the holders of Common Stock.

NOW, THEREFORE, the parties hereby agree as follows:

1.                                      The first paragraph of the definition of “Acquiring Person” in Section 1(a) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

“Acquiring Person” shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as such term is hereinafter defined) and Associates (as such term is hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the shares of Common Stock of the Company then outstanding, but shall not include (i) the Company, (ii) any Subsidiary (as such term is hereinafter defined) of the Company, (iii) any employee benefit plan or compensation arrangement of the Company or any Subsidiary of the Company or (iv) any Person holding shares of Common Stock of the Company organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such employee benefit plan or compensation arrangement (the Persons described in clauses (i) through (iv) above are referred to herein as “Exempt Persons”); provided, however, that the term “Acquiring Person” shall not include:

(1) Air Liquide Investissements d’Avenir et de Demonstration and its Affiliates and Associates (collectively, “Air Liquide”), to the extent Air Liquide becomes the Beneficial Owner of 15% or more of the shares of Common Stock of the Company then outstanding solely due to Air Liquide’s Beneficial Ownership of shares of Series C Redeemable Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Series C Preferred Stock”), issued pursuant to the Securities Purchase Agreement, dated as of May 8, 2013, by and between the Company and Air Liquide Investissements d’Avenir et de Demonstration (the “Securities Purchase Agreement”), and the Certificate of Designations to the Amended and Restated Certificate of Incorporation of the Company, as amended (the “Series C Preferred Stock Certificate of Designations”), and any shares of Common Stock of the Company Beneficially Owned or deemed to be Beneficially Owned, now or in the future, by Air Liquide as a result of the terms of the Series C Preferred Stock as set forth in the Series C Preferred Stock Certificate of Designations, including, without limitation, shares of Common Stock of the Company Beneficially Owned or deemed to be Beneficially Owned by Air Liquide as a result of accrued dividends or dividends paid-in-kind on the Series C Preferred Stock or any adjustments (including, without limitation, to the conversion price or conversion ratio) to the Series C Preferred Stock (the “Air Liquide Preferred Stock Investment Shares”); and

(2) Tech Opportunities LLC and its Affiliates and Associates (collectively, “Tech Opportunities”), to the extent Tech Opportunities becomes the Beneficial Owner of 15% or more of the shares of Common Stock of the Company then outstanding solely due to Tech Opportunities’ Beneficial Ownership of (i) shares of Common Stock of the Company (the “December 2016 Common Stock Offering Shares”), (ii) warrants to purchase shares of Common Stock of the Company (the “December 2016 Warrants”), and (iii) shares of Series D Convertible Preferred Stock of the Company, par value $.01 per share (the “Series D Preferred Stock”), in each case issued or issuable to Tech Opportunities in connection with or as a result of its purchase of December 2016 Common Stock Offering Shares, December 2016 Warrants and/or Series D Preferred Stock in offerings made pursuant to (x) the Company’s Registration

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Statement on Form S-3 (file number 333-214737) declared effective by the Securities and Exchange Commission on December 9, 2016 (the “December 2016 Registration Statement”) and each of (1) the prospectus supplement thereto filed with the Securities and Exchange Commission on December 19, 2016 relating to the offering of shares of Common Stock of the Company and warrants (the “December 2016 Common Offering Warrants”) to purchase shares of Common Stock of the Company and (2) the prospectus supplement thereto filed with the Securities and Exchange Commission on December 19, 2016 relating to the offering of shares of Series D Preferred Stock of the Company and warrants (the “December 2016 Preferred Offering Warrants”) to purchase shares of Common Stock of the Company (such supplements, the “December 2016 Prospectus Supplements”), (y) the Certificate of Designations for the Series D Preferred Stock (the “Series D Certificate of Designations”) and (z) each of (1) the Warrant Agreement between the Company and Tech Opportunities relating to the December 2016 Common Offering Warrants (the “December 2016 Common Offering Warrant Agreement”) and (2) the Warrant Agreement between the Company and Tech Opportunities relating to the December 2016 Preferred Offering Warrants (the “December 2016 Preferred Offering Warrant Agreement” and, together with the December 2016 Common Offering Warrant Agreement, the December 2016 Registration Statement, the December 2016 Prospectus Supplements and the Series D Certificate of Designations and any other documents or instruments relating to any of the transactions contemplated thereby, the “Securities Purchase Documents”), and any shares of Common Stock of the Company Beneficially Owned or deemed to be Beneficially Owned, now or in the future, by Tech Opportunities as a result of the terms of any of the Securities Purchase Documents, including, without limitation, shares of Common Stock of the Company Beneficially Owned or deemed to be Beneficially Owned by Tech Opportunities as a result of (i) shares of Common Stock of the Company underlying or issued pursuant to the December 2016 Warrants, (ii) any dividend, redemption or other payments under the terms of the Series D Preferred Stock or Series D Certificate of Designations made in shares of Common Stock of the Company or in other securities convertible into or exchangeable for shares of Common Stock of the Company or otherwise based upon, determined in reference to or derived from the market price or value of the shares of Common Stock of the Company, and (iii) any adjustments to any of the terms of the Series D Preferred Stock or December 2016 Warrants, including, without limitation, to the conversion price, conversion ratio or redemption price of the Series D Preferred Stock or the exercise price of, or number of shares of Common Stock underlying, the December 2016 Warrants or, in each case, otherwise based upon, determined in reference to or derived from the market price or value of the shares of Common Stock of the Company (collectively, the “Tech Opportunities Investment Shares”); and

(3) Amazon.com, Inc. and its respective Affiliates and Associates, including but not limited to Amazon.com NV Investment Holdings LLC (collectively, “Amazon”), to the extent Amazon becomes or is, at any time, the Beneficial Owner of 15% or more of the shares of Common Stock of the Company then outstanding solely due to Amazon’s Beneficial Ownership of shares of Common Stock of the Company resulting from (i) the acquisition by Amazon of warrants to purchase shares of Common Stock of the Company (the “Amazon Warrants”) pursuant to the Transaction Agreement, dated April 4, 2017, between the Company and Amazon.com, Inc. (the “Amazon Transaction Agreement”), (ii) shares of Common Stock of the Company in accordance with Section 5.3(a)(i)(C) of the Amazon Transaction Agreement, and/or (iii) any shares of Common Stock of the Company Beneficially Owned or deemed to be

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Beneficially Owned, now or in the future, by Amazon as a result of the terms of the Amazon Warrants, including, without limitation, shares of Common Stock of the Company Beneficially Owned or deemed to be Beneficially Owned by Amazon as a result of any adjustments to any of the terms of the Amazon Warrants, including, without limitation, to the exercise price of, or number of shares of Common Stock underlying, the Amazon Warrants (collectively, the “Amazon Shares”); and

(4) Wal-Mart Stores, Inc. and its respective Affiliates and Associates (collectively, “Walmart”), to the extent Walmart becomes or is, at any time, the Beneficial Owner of 15% or more of the shares of Common Stock of the Company then outstanding solely due to Walmart’s Beneficial Ownership of shares of Common Stock of the Company resulting from (i) the acquisition by Walmart of warrants to purchase shares of Common Stock of the Company (the “Walmart Warrants”) pursuant to the Transaction Agreement, dated July 20, 2017, between the Company and Walmart Stores, Inc. (the “Walmart Transaction Agreement”), (ii) shares of Common Stock of the Company in accordance with Section 5.3(a)(i)(C) of the Walmart Transaction Agreement, and/or (iii) any shares of Common Stock of the Company Beneficially Owned or deemed to be Beneficially Owned, now or in the future, by Walmart as a result of the terms of the Walmart Warrants, including, without limitation, shares of Common Stock of the Company Beneficially Owned or deemed to be Beneficially Owned by Walmart as a result of any adjustments to any of the terms of the Walmart Warrants, including, without limitation, to the exercise price of, or number of shares of Common Stock underlying, the Walmart Warrants (collectively, the “Walmart Shares”); and

(5) any Grandfathered Person, any INTER RAO Grandfathered Person, any SSF Grandfathered Person or any February 2013 Offering Grandfathered Investor, unless (A) with respect to a Grandfathered Person, such Grandfathered Person becomes the Beneficial Owner of a percentage of the shares of Common Stock of the Company then outstanding equal to or exceeding the Grandfathered Percentage of such Grandfathered Person, (B) with respect to an INTER RAO Grandfathered Person, such INTER RAO Grandfathered Person becomes the Beneficial Owner of a percentage of the shares of Common Stock of the Company then outstanding equal to or exceeding the INTER RAO Grandfathered Percentage of such INTER RAO Grandfathered Person, (C) with respect to an SSF Grandfathered Person, such SSF Grandfathered Person becomes the Beneficial Owner of a percentage of the shares of Common Stock of the Company then outstanding equal to or exceeding the SSF Grandfathered Percentage of such SSF Grandfathered Person, and (D) with respect to a February 2013 Offering Grandfathered Investor, such February 2013 Offering Grandfathered Investor becomes the Beneficial Owner of a percentage of the shares of Common Stock of the Company then outstanding equal to or exceeding the February 2013 Offering Investor Grandfathered Percentage of such February 2013 Offering Grandfathered Investor.

For the avoidance of doubt, (w) if Air Liquide becomes or is the Beneficial Owner of 15% or more of the shares of Common Stock of the Company then outstanding (including the Air Liquide Preferred Stock Investment Shares) and at such time Air Liquide is or is deemed to be the Beneficial Owner of any shares of Common Stock of the Company other than the Air Liquide Preferred Stock Investment Shares, then Air Liquide shall be deemed an Acquiring Person hereunder, (x) if Tech Opportunities becomes or is the Beneficial Owner of 15% or more

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of the shares of Common Stock of the Company then outstanding (including the Tech Opportunities Investment Shares) and at such time Tech Opportunities is or is deemed to be the Beneficial Owner of any shares of Common Stock of the Company other than the Tech Opportunities Investment Shares, then Tech Opportunities shall be deemed an Acquiring Person hereunder, (y) if Amazon becomes or is the Beneficial Owner of 15% or more of the shares of Common Stock of the Company then outstanding (including the Amazon Shares) and at such time Amazon is or is deemed to be the Beneficial Owner of any shares of Common Stock of the Company other than the Amazon Shares, then Amazon shall be deemed an Acquiring Person hereunder, and (z) if Walmart becomes or is the Beneficial Owner of 15% or more of the shares of Common Stock of the Company then outstanding (including the Walmart Shares) and at such time Walmart is or is deemed to be the Beneficial Owner of any shares of Common Stock of the Company other than the Walmart Shares, then Walmart shall be deemed an Acquiring Person hereunder.

2.              Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect and shall be otherwise unaffected.

3.              This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, United States of America, applicable to contracts made and to be performed entirely within such State, without regard to conflict-of-law principles.

4.              This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

[The remainder of this page has been intentionally left blank]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written.

PLUG POWER, INC.

Attest:

By:
Name:	Name:
Title:	Title:

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC, as Rights Agent

Attest:

By:
Name:	Name:
Title:	Title:

[Signature Page to Amendment No. 8 to Shareholder Rights Agreement]

ANNEX B

Form of Warrant

WARRANT TO PURCHASE COMMON STOCK

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A TRANSACTION AGREEMENT, DATED AS OF JULY 20, 2017, BY AND BETWEEN THE ISSUER OF THESE SECURITIES AND WAL-MART STORES, INC., A DELAWARE CORPORATION, A COPY OF WHICH IS ON FILE WITH THE ISSUER.  THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT.  ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.

WARRANT
to purchase
55,286,696
Shares of Common Stock of
Plug Power Inc.
a Delaware Corporation

Issue Date:  July 20, 2017

1.                                      Definitions.  Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated.

“30-Day VWAP” means, as of any date, the volume weighted average price per share of the Common Stock on the Principal Trading Market (as reported by Bloomberg L.P. (or its successor) or, if not available, by another authoritative source mutually agreed by the Company and Walmart) from 9:30 a.m. (New York City time) on the Trading Day that is thirty (30) Trading Days preceding such date to 4:00 p.m. (New York City time) on the last Trading Day immediately preceding such date.

“Affiliate” has the meaning ascribed to it in the Transaction Agreement.

“Aggregate Consideration” has the meaning set forth in Section 12(ii).

“Acceleration Limit” has the meaning set forth in Section 12(v).

“Acceleration Shares” has the meaning set forth in Section 12(v).

“Appraisal Procedure” means a procedure whereby two independent, nationally recognized appraisers, one chosen by the Company and one by the Warrantholder, shall mutually agree upon the determinations then the subject of appraisal.  Each party shall deliver a notice to the other appointing its appraiser within 15 days after the Appraisal Procedure is invoked.  If within 30 days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent, nationally recognized appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers or, if such two first appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in appraisal of the subject matter to be appraised.  In such event, the decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser.  If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive upon the Company and the Warrantholder; otherwise, the average of all three determinations shall be binding and conclusive upon the Company and the Warrantholder.  The costs of conducting any Appraisal Procedure shall be borne 50% by the Company and 50% by the Warrantholder.

“Assumed Payment Amount” has the meaning set forth in Section 12(iv).

“Attribution Parties” has the meaning set forth in Section 13(i).

“Beneficial Ownership Limitation” has the meaning set forth in Section 13(ii).

“Board of Directors” means the board of directors of the Company.

“Business Combination” means a merger, consolidation, statutory share exchange, reorganization, recapitalization or similar extraordinary transaction (which may include a reclassification) involving the Company.

“Business Day” has the meaning ascribed to it in the Transaction Agreement.

“Cash Exercise” has the meaning set forth in Section 3(ii).

“Cashless Exercise” has the meaning set forth in Section 3(ii).

“Cashless Exercise Ratio” with respect to any exercise of this Warrant means a fraction (i) the numerator of which is the excess of (x) the 30-Day VWAP as of the day immediately preceding such exercise date over (y) the Exercise Price, and (ii) the denominator of which is the 30-Day VWAP as of the day immediately preceding such exercise date.

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“Change of Control Transaction” means (a) any transaction or series of related transactions as a result of which any Person or group within the meaning of Section 13(d)(3) of the Exchange Act (excluding the Warrantholder or any of its Affiliates) becomes the beneficial owner, directly or indirectly, of 50% or more of the Equity Interests (measured by either voting power or economic interests) of the Company, (b) any transaction or series of related transactions in which the stockholders of the Company immediately prior to such transaction or series of related transactions (the “Pre-Transaction Stockholders”) cease to beneficially own, directly or indirectly, at least 50% of the outstanding Equity Interests (measured by either voting power or economic interests) of the Company; provided that this clause (b) shall not apply if such transaction or series of related transactions is an acquisition by the Company effected, in whole or in part, through the issuance of Equity Interests of the Company, (c) any Business Combination as a result of which at least 50% of the ownership of the Company is transferred to another Person or group of persons within the meaning of Section 13(d)(3) of the Exchange Act (excluding the Warrantholder or any of its Affiliates), (d) individuals who constitute the Continuing Directors, taken together, ceasing for any reason to constitute at least a majority of the Board of Directors, or (e) any sale or lease or exchange, transfer, license or disposition of a business, deposits or assets that constitute 50% or more of the consolidated assets, business, revenues, net income, assets or deposits of the Company.

“Chosen Courts” has the meaning set forth in Section 14.

“Commission” has the meaning set forth in Section 13(i).

“Common Stock” means the Common Stock, par value $0.01 per share of the Company.

“Company” means Plug Power Inc., a Delaware corporation.

“Continuing Directors” means the directors of the Company on the date hereof and each other director, if, in each case, such other director’s nomination for election to the Board of Directors is recommended by more than 50% of the Continuing Directors or more than 50% of the members of the Nominating and Governance Committee of the Board of Directors that are Continuing Directors.

“conversion” has the meaning set forth in Section 12(ii).

“Convertible Securities” has the meaning set forth in Section 12(ii).

“Distribution” has the meaning set forth in Section 12(iii).

“Election Mechanic” has the meaning set forth in Section 12(v).

“Equity Interests” means any and all (a) shares, interests, participations or other equivalents (however designated) of capital stock or other voting securities of a corporation, any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation), (b) securities convertible into or exchangeable for shares, interests, participations or other equivalents (however designated) of capital stock or voting securities of (or other ownership or profit or voting interests in) such Person, and (c) any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case,

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whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Period” has the meaning set forth in Section 3.

“Exercise Price” means, with respect to the Warrant Shares that vest upon occurrence of a Vesting Event described in clause (a) or (b) of the definition of Vesting Event, $2.1231, and with respect to the Warrant Shares that vest upon occurrence of a Vesting Event described in clause (c) of the definition of Vesting Event, a dollar amount equal to the product of (i) the 30-Day VWAP as of the occurrence of the final Vesting Event described in clause (b) of the definition of Vesting Event and (ii) 0.9; provided, however that in the event of a Change of Control Transaction under Section 12(v) prior to the occurrence of a Vesting Event described in clause (c) of the definition of Vesting Event, the Exercise Price with respect to all Warrant Shares will be $2.1231. In no event, except as the result of adjustment under Section 12, shall any Exercise Price be lower than $1.1893.

“Expiration Time” has the meaning set forth in Section 3.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith and evidenced by a written notice delivered promptly to the Warrantholder (which written notice shall include certified resolutions of the Board of Directors in respect thereof).  If the Warrantholder objects in writing to the Board of Director’s calculation of fair market value within 10 Business Days after receipt of written notice thereof and the Warrantholder and the Company are unable to agree on the fair market value during the 10-day period following the delivery of the Warrantholder objection, the Appraisal Procedure may be invoked by either the Company or the Warrantholder to determine Fair Market Value by delivering written notification thereof not later than the 30th day after delivery of the Warrantholder objection.  For the avoidance of doubt, the Fair Market Value of cash shall be the amount of such cash.

“Historical Warrant Shares” means all shares of the Company’s Common Stock issuable from time to time upon the exercise of warrants outstanding as of the date immediately preceding the date of this Warrant.

“Initial Number” has the meaning set forth in Section 12(ii).

“Market Price” means, with respect to the Common Stock or any other security, on any given day, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of Common Stock or of such security, as applicable, on The NASDAQ Capital Market on such day.  If the Common Stock or such security, as applicable, is not listed on The NASDAQ Capital Market as of any date of determination, the Market Price of the Common Stock or such security, as applicable, on such date of determination means the closing sale price on such date as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock or such security, as applicable, is so listed or quoted, or, if no closing sale price

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is reported, the last reported sale price on such date on the principal U.S. national or regional securities exchange on which the Common Stock or such security, as applicable, is so listed or quoted, or if the Common Stock or such security, as applicable, is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price on such date for the Common Stock or such security, as applicable, in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the Market Price of the Common Stock or such security, as applicable, on that date shall mean the Fair Market Value per share as of such date of the Common Stock or such security.  For the purposes of determining the Market Price of the Common Stock or any such security, as applicable, on the Trading Day preceding, on or following the occurrence of an event, (a) that Trading Day shall be deemed to commence immediately after the regular scheduled closing time of trading on the applicable exchange, market or organization, or, if trading is closed at an earlier time, such earlier time and (b) that Trading Day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last Trading Day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“Permitted Repurchase” means (a) a Repurchase of shares of Common Stock pursuant to one or more “Dutch Auction” tender offers at a price no greater than 5% above the Fair Market Value of the Common Stock at the time of such Repurchase, (b) a purchase or series of purchases of Equity Interests of the Company by the Company or any Affiliate thereof pursuant to, and in compliance with, the requirements of Rule 10b-18 under the Exchange Act (provided that, all Equity Interests repurchased under clauses (a) and (b) shall not exceed, in the aggregate and on an as-converted basis with respect to Convertible Securities, 5,736,311 shares of Common Stock, subject to adjustment for stock splits, and reverse stock splits), (c) one or more purchases of shares of the Series C Stock pursuant to and in the amounts and at the price specified in Section 7 of the Certificate of Designations of the Series C Stock as of May 16, 2013, and (d) one or more purchases of shares of Common Stock in connection with the net exercise of options, or the payment of tax withholding with respect to equity awards, issued under the Company’s equity incentive plans.

“Permitted Transactions” has the meaning set forth in Section 12(ii).

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Power Purchase Agreement” means the Amended and Restated Power Purchase Agreement, dated September 1, 2015, as it may be amended from time to time, by and between the Company and Wal-Mart Stores East, LP (an Affiliate of Walmart), including all annexes, schedules, exhibits, work orders and purchase orders thereto.

“Pricing Date” has the meaning set forth in Section 12(ii).

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“Principal Trading Market” means the trading market on which the Common Stock is primarily listed on and quoted for trading, and which, as of the Issue Date is The NASDAQ Capital Market.

“Qualified Payments” shall mean, solely with respect to sites installed pursuant to the Power Purchase Agreement after January 1, 2017, cash payments made by Walmart and its affiliates directly to Plug Power that are either (i) payments made for hardware, services or fuel for systems or installations that were purchased outright by Walmart or its affiliates with cash or through financing arranged by Walmart or its affiliates (i.e., leases directed and entered into by Walmart); or (ii) payments made under the Power Purchase Agreement.

“Repurchases” means any transaction or series of related transactions to acquire by purchase or otherwise Equity Interests of the Company or any of its subsidiaries by the Company or any subsidiary thereof for a purchase price greater than Fair Market Value, whether pursuant to any tender offer or exchange offer (whether or not subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder), open market transactions, private negotiated transactions or otherwise, and, in each case, whether for cash, Equity Interests of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property or assets (including Equity Interests, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while this Warrant is outstanding.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Series C Stock” means the Company’s Series C Redeemable Convertible Preferred Stock, $0.01 par value per share.

“Subject Adjustment” has the meaning set forth in Section 12(vii).

“Subject Record Date” has the meaning set forth in Section 12(vii).

“subsidiary” has the meaning ascribed to it in the Transaction Agreement.

“Trading Day” means a day on which the Principal Trading Market is open for trading.

“Transaction Agreement” means the Transaction Agreement, dated as of July 20, 2017, as it may be amended from time to time, by and between the Company and Walmart, including all annexes, schedules and exhibits thereto.

“Transaction Documents” has the meaning ascribed to it in the Transaction Agreement.

“Vesting Event” means (a) with respect to 5,819,652 Warrant Shares, the execution of this Warrant and the other Transaction Documents, (b) with respect to additional increments of 7,274,565 Warrant Shares, each time at which Walmart and its Affiliates have collectively made, directly, or indirectly through third parties, $50 million in aggregate Qualified Payments, up to and including such time as Walmart and any of its Affiliates have made, directly, or indirectly through third parties, gross Qualified Payments to the Company totaling $200 million in the

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aggregate, with a maximum of 29,098,260 Warrant Shares vesting pursuant to this clause (b), (c) with respect to additional increments of 2,546,098 Warrant Shares, each time, after payment to the Company of the initial $200 million in the aggregate as described in clause (b) above, at which Walmart and its Affiliates have collectively made, directly, or indirectly through third parties, $50 million in aggregate Qualified Payments, up to and including such time as Walmart and any of its Affiliates have collectively made, directly, or indirectly through third parties, Qualified Payments totaling $600 million in the aggregate to the Company, with a maximum of 20,368,784 Warrant Shares vesting pursuant to this clause (c).  For the avoidance of doubt, (i) Vesting Events shall stop occurring once the total number of Warrant Shares authorized under Section 2 have vested pursuant to Vesting Events and (ii) payments to any subsidiary of the Company shall be deemed a payment to the Company for purposes of determining whether a Vesting Event has occurred.  For the avoidance of doubt, the number of Warrant Shares that will vest pursuant to a Vesting Event are subject to adjustment as provided herein.

“Walmart” means Wal-Mart Stores, Inc., a Delaware corporation.

“Warrant” means this Warrant, issued pursuant to the Transaction Agreement.

“Warrant Shares” has the meaning set forth in Section 2.

“Warrantholder” has the meaning set forth in Section 2.

2.                                      Number of Warrant Shares; Exercise Price.  This certifies that, for value received, Walmart or its permitted assigns (the “Warrantholder”) is entitled, upon the terms hereinafter set forth, to acquire from the Company, in whole or in part, up to an aggregate of 55,286,696 fully paid and nonassessable shares of Common Stock (the “Warrant Shares”), at a purchase price per share of Common Stock equal to the Exercise Price with respect to such shares.  The Warrant Shares and Exercise Price are subject to adjustment as provided herein, and all references to “Common Stock,” “Warrant Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3.                                      Exercise of Warrant; Term; Other Agreements; Cancelation.

(i)                                     Promptly following the occurrence of a Vesting Event, the Company shall deliver to the Warrantholder a Notice of Vesting Event in the form attached as Annex A hereto; provided that neither the delivery, nor the failure of the Company to deliver, such Notice of Vesting Event shall affect or impair the Warrantholder’s rights or the Company’s obligations hereunder.

(ii)                                  Subject to Section 2, Section 12(v), Section 13 and Section 14, as well as the approvals required pursuant to the applicable rules of the NASDAQ Capital Market, including but not limited to, NASDAQ Rule 5635(d), each if applicable, the right to purchase Warrant Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder, at any time or from time to time from and after the applicable Vesting Event, but in no event later than 5:00 p.m., New York City time, on July 20, 2027 (such time, the “Expiration Time” and such period from and after the applicable Vesting Event through the Expiration Time, the “Exercise Period”), by (A) the surrender of this Warrant and the Notice of Exercise attached as Annex B hereto, duly completed and executed on behalf of the

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Warrantholder, to the Company in accordance with Section 17 (or such other office or agency of the Company in the United States as it may designate by notice in writing to the Warrantholder), and (B) payment of the Exercise Price for the Warrant Shares thereby purchased by, at the sole election of the Warrantholder, either:  (i) tendering in cash, by certified or cashier’s check payable to the order of the Company, or by wire transfer of immediately available funds to an account designated by the Company (such manner of exercise, a “Cash Exercise”) or (ii)  without payment of cash, by reducing the number of Warrant Shares obtainable upon the exercise of this Warrant (either in full or in part, as applicable) and payment of the Exercise Price in cash so as to yield a number of Warrant Shares obtainable upon the exercise of this Warrant (either in full or in part, as applicable) equal to the product of (x) the number of Warrant Shares issuable upon the exercise of this Warrant (either in full or in part, as applicable) (if payment of the Exercise Price were being made in cash) and (y) the Cashless Exercise Ratio (such manner of exercise, a “Cashless Exercise”); provided that such product shall be rounded to the nearest whole Warrant Share.

(iii)                               Notwithstanding the foregoing, if at any time during the Exercise Period the Warrantholder has not exercised this Warrant in full as a result of there being insufficient Warrant Shares available for issuance or the lack of any required regulatory, corporate or other approval (including, for the avoidance of doubt, the Initial Antitrust Clearance and Requisite Stockholder Approval (each, as defined in the Transaction Agreement)), the Expiration Time shall be extended until sixty (60) days after such date as the Warrantholder is able to acquire all of the vested Warrant Shares without violating Applicable Law.

(iv)                              If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder shall be entitled to receive from the Company, upon request, a new warrant of like tenor in substantially identical form for the purchase of that number of Warrant Shares equal to the difference between the number of Warrant Shares subject to this Warrant and the number of Warrant Shares as to which this Warrant is so exercised.

(v)                                 This Warrant, including with respect to its cancelation, is subject to the terms and conditions of the Transaction Agreement.  Without affecting in any manner any prior exercise of this Warrant (or any Warrant Shares previously issued hereunder), if (a) the Transaction Agreement is terminated in accordance with Section 8.1 thereof or (b) the Warrantholder delivers to the Company a written, irrevocable commitment not to exercise this Warrant, the Company shall have no obligation to issue, and the Warrantholder shall have no right to acquire, the unvested portion of any Warrant Shares under this Warrant.

4.                                      Issuance of Warrant Shares; Authorization; Listing.  The Company shall issue a certificate or certificates for Equity Interests issued upon exercise of this Warrant on or before the third Business Day following the date of exercise of this Warrant in accordance with its terms in the name of the Warrantholder and shall deliver such certificate or certificates to the Warrantholder.  The Company hereby represents and warrants that any Equity Interests issued upon the exercise of this Warrant in accordance with the provisions of Section 3 will be validly issued, fully paid and nonassessable and free of any liens or encumbrances (other than liens or encumbrances created by the Transaction Documents, transfer restrictions arising as a matter of U.S. Federal securities laws or created by or at the direction of the Warrantholder or any of its Affiliates).  The Equity Interests so issued shall be deemed for all purposes to have been issued

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to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Equity Interests may not be actually delivered on such date.  The Company shall use reasonable best efforts to obtain the Requisite Stockholder Approval (as defined in the Transaction Agreement) if required, and shall at all times reserve and keep available, out of its authorized but unissued Equity Interests, solely for the purpose of providing for the exercise of this Warrant, the aggregate Equity Interests issuable upon exercise of this Warrant in full (disregarding whether or not this Warrant is exercisable by its terms at any such time).  The Company shall, at its sole expense, procure, subject to issuance or notice of issuance, the listing of any Equity Interests issuable upon exercise of this Warrant on the principal stock exchange on which such Equity Interests are then listed or traded, promptly after such Equity Interests are eligible for listing thereon.

5.                                      No Fractional Shares or Scrip.  No fractional Warrant Shares or other Equity Interests or scrip representing fractional Warrant Shares or other Equity Interests shall be issued upon any exercise of this Warrant.  In lieu of any fractional share to which a Warrantholder would otherwise be entitled, the fractional Warrant Shares or other Equity Interests shall be rounded up to the next whole Warrant Share or other Equity Interest and the Warrantholder shall be entitled to receive such rounded up number of Warrant Shares or other Equity Interests.

6.                                      No Rights as Stockholders; Transfer Books.  Without limiting in any respect the provisions of the Transaction Agreement and except as otherwise provided by the terms of this Warrant, this Warrant does not entitle the Warrantholder to (i) receive dividends or other distributions, (ii) consent to any action of the stockholders of the Company, (iii) receive notice of or vote at any meeting of the stockholders, (iv) receive notice of any other proceedings of the Company, or (v) exercise any other rights whatsoever, in any such case, as a stockholder of the Company prior to the date of exercise hereof.

7.                                      Charges, Taxes and Expenses.  Issuance of this Warrant and issuance of certificates for Equity Interests to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax (other than taxes in respect of any transfer occurring contemporaneously therewith) or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company.

8.                                      Transfer/Assignment.

(i)                                     This Warrant may be transferred only to an Affiliate of Walmart.  The Warrant Shares may be transferred only in accordance with the terms of the Transaction Agreement.  Subject to compliance with the first two sentences of this Section 8, the legend as set forth on the cover page of this Warrant and the terms of the Transaction Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new Warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of one or more transferees, upon surrender of this Warrant, duly endorsed, to the office or agency of the Company described in Section 3.  If the transferring

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holder does not transfer the entirety of its rights to purchase all Warrant Shares hereunder, such holder shall be entitled to receive from the Company a new Warrant in substantially identical form for the purchase of that number of Warrant Shares as to which the right to purchase was not transferred.  All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of the new Warrant pursuant to this Section 8 shall be paid by the Warrantholder.

(ii)                                  If and for so long as required by the Transaction Agreement, this Warrant Certificate shall contain a legend as set forth in Section 4.2 of the Transaction Agreement.

9.                                      Exchange and Registry of Warrant.  This Warrant is exchangeable, subject to applicable securities laws, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Warrant Shares.  The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant.  This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10.                               Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Warrant Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

11.                               Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

12.                               Adjustments and Other Rights.  The Exercise Price and Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided that if more than one subsection of this Section 12 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 12 so as to result in duplication.

(i)                                     Stock Splits, Subdivisions, Reclassifications or Combinations.  If the Company shall at any time or from time to time (a) declare, order, pay or make a dividend or make a distribution on Common Stock in additional shares of Common Stock, (b) split, subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares or (c) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the number of Warrant Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such split, subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder

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immediately after such record date or effective date, as the case may be, shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised in full immediately prior to such record date or effective date, as the case may be (disregarding whether or not this Warrant had been exercisable by its terms at such time).  In the event of such adjustment, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such split, subdivision, combination or reclassification shall be immediately adjusted to the number obtained by dividing (x) the product of (1) the number of Warrant Shares issuable upon the exercise of this Warrant in full before the adjustment determined pursuant to the immediately preceding sentence (disregarding whether or not this Warrant was exercisable by its terms at such time) and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, split, subdivision, combination or reclassification giving rise to such adjustment by (y) the new number of Warrant Shares issuable upon exercise of the Warrant in full determined pursuant to the immediately preceding sentence (disregarding whether or not this Warrant is exercisable by its terms at such time); provided that such product shall be rounded to the nearest whole Warrant Share.

(ii)           Certain Issuances of Common Stock or Convertible Securities.  If the Company shall at any time or from time to time issue shares of Common Stock (or rights or warrants or any other securities or rights exercisable or convertible into or exchangeable for shares of Common Stock (collectively, a “conversion”)), including through distributions on outstanding securities (collectively, “Convertible Securities”) (other than in Permitted Transactions or transactions to which the adjustments set forth in Section 12(i) are applicable), without consideration or at a consideration per share (or having a conversion price per share) that is less than the highest then applicable Exercise Price (the date of such issuance, the “Pricing Date”) then, in such event:

(A)          the number of Warrant Shares issuable upon the exercise of this Warrant immediately prior to the Pricing Date (the “Initial Number”) shall be increased to the number obtained by multiplying the Initial Number by a fraction (I) the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the Pricing Date and (y) the number of additional shares of Common Stock issued (or into which Convertible Securities may be converted) and (II) the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the Pricing Date and (y) the number of shares of Common Stock (rounded to the nearest whole share) which the Aggregate Consideration in respect of such issuance of shares of Common Stock (or Convertible Securities) would purchase at the Market Price of Common Stock immediately prior to the Pricing Date; and

(B)          the Exercise Price payable upon exercise of this Warrant shall be adjusted by multiplying such Exercise Price in effect immediately prior to the Pricing Date by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon exercise of this Warrant in full immediately prior to the adjustment pursuant to clause (A) above (disregarding whether or not this Warrant was exercisable by its terms at such time), and the denominator of which shall be the number of shares of Common Stock issuable upon exercise of this Warrant in full immediately after the adjustment pursuant to clause (A) above

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(disregarding whether or not this Warrant is exercisable by its terms at such time).

For purposes of the foregoing, (1) the “Aggregate Consideration” in respect of such issuance of shares of Common Stock (or Convertible Securities) shall be deemed to be equal to the sum of the gross offering price (before deduction of any related expenses payable to third parties, including discounts and commissions) of all such shares of Common Stock and Convertible Securities, plus the aggregate amount, if any, payable upon conversion of any such Convertible Securities (assuming conversion in accordance with their terms immediately following their issuance (and further assuming for this purpose that such Convertible Securities are convertible at such time)); (2) in the case of the issuance of such shares of Common Stock or Convertible Securities for, in whole or in part, any non-cash property (or in the case of any non-cash property payable upon conversion of any such Convertible Securities), the consideration represented by such noncash property shall be deemed to be the Market Price (in the case of securities) and/or Fair Market Value (in all other cases), as applicable, of such non-cash property as of immediately prior to the Pricing Date (before deduction of any related expenses payable to third parties, including discounts and commissions); (3) if the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall have been adjusted upon the issuance of any Convertible Securities in accordance with this Section 12, no further adjustment of the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant shall be made for the actual issuance of shares of Common Stock upon the actual conversion of such Convertible Securities in accordance with their terms; and (4) “Permitted Transactions” shall include (a) issuances of shares of Common Stock (including upon exercise of options) to directors, advisors, employees or consultants of the Company pursuant to a stock option plan, employee stock purchase plan, restricted stock plan, other employee benefit plan or other similar compensatory agreement or arrangement approved by the Board of Directors, (b) the issuance of Historical Warrant Shares, (c) any sale of the Company’s Equity Interests pursuant to a registered public offering, (d) sales of Common Stock in transactions deemed to be “at-the-market” sales pursuant to Rule 415 of the Securities Act, (e) issuances of Common Stock as matching contributions under the Company’s 401(k) plan, (f) the issuance of securities as payment in satisfaction of accrued dividends payable upon the Series C Stock, (g) issuances of Common Stock upon conversion of the Series C Stock and (h) the Common Stock issuable upon exercise of this Warrant.  For the avoidance of doubt, except in connection with any transaction described in Section 12(i), no adjustment pursuant to this Section 12(ii) shall be made to an applicable Exercise Price or number of related Warrant Shares in the case of the issuance of Common Stock or Convertible Securities at a consideration per share (or having a conversion or exercise price per share) that is equal to or greater than such Exercise Price. Any adjustment made pursuant to this Section 12(ii) shall become effective immediately upon the date of such issuance.  For the avoidance of doubt, no increase to the Exercise Price or decrease in the number of Warrant Shares issuable upon exercise of this Warrant shall be made pursuant to this Section 12(ii).

(iii)          Distributions.  If the Company, at any time while this Warrant is outstanding, declares or makes any dividend or distributes to holders of shares of Common Stock (and not to the Warrantholder) evidences of its indebtedness or assets (including cash and cash dividends or property) or rights or warrants to subscribe for or purchase any security (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other

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similar transaction other than dividends or distributions pursuant to Section 12(i)) (a “Distribution”), then the Warrantholder will be entitled to participate in such Distribution to the same extent that the Warrantholder would have participated therein if the Warrantholder had held the number of shares of Common Stock acquirable upon exercise of the Warrant solely to the extent exercisable immediately before the date as of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution;  provided, however, payments of dividends, whether in cash or Common Stock, on the Series C Stock in accordance with the terms of the Certificate of Designations of the Series C Stock, shall not be a “Distribution” for purposes of this Section 12(iii).

(iv)          Repurchases.  If the Company shall at any time or from time to time effect Repurchases (other than a Permitted Repurchase), then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the first purchase of Equity Interests comprising such Repurchases by a fraction of which the numerator shall be (A) the product of (1) the number of shares of Common Stock outstanding immediately prior to the first purchase of Equity Interests comprising such Repurchases and (2) the Market Price per share of Common Stock on the Trading Day immediately preceding the first public announcement by the Company of the intent to effect such Repurchases, minus (B) the Assumed Payment Amount, and of which the denominator shall be the product of (X) the number of shares of Common Stock outstanding immediately prior to the first purchase of Equity Interests comprising such Repurchases minus the number of shares of Common Stock so repurchased and (Y) the Market Price per share of Common Stock on the Trading Day immediately preceding the first public announcement by the Company of the intent to effect such Repurchases.  In such event, the number of Warrant Shares issuable upon the exercise of this Warrant shall be increased to the number obtained by multiplying such number of Warrant Shares by the quotient of (A) the Exercise Price in effect immediately prior to the first purchase of Equity Interests comprising such Repurchases divided by (B) the new Exercise Price determined in accordance with the immediately preceding sentence.  For the avoidance of doubt, no increase to the Exercise Price or decrease in the number of Warrant Shares issuable upon exercise of this Warrant shall be made pursuant to this Section 12(iv).  For purposes of the foregoing, the “Assumed Payment Amount” with respect to any Repurchases shall mean the aggregate Market Price (in the case of securities) and/or Fair Market Value (in the case of cash and/or any other property), as applicable, as of such Repurchases, of the aggregate consideration paid to effect such Repurchases.

(v)           Change of Control Transactions. In case of any Change of Control Transaction or reclassification of Common Stock (other than a reclassification of Common Stock subject to adjustment pursuant to Section 12(i)), notwithstanding anything to the contrary contained herein, (a) the Company shall notify the Warrantholder in writing of such Change of Control Transaction or reclassification as promptly as practicable (but in no event later than 10 Business Days prior to the effectiveness thereof), (b) if (A) Warrant Shares representing less than 60% of the aggregate Warrant Shares as of the Change of Control Transaction (the “Acceleration Limit”) have vested as of such Change of Control Transaction or reclassification of Common Stock (the difference between the number of vested Warrant Shares immediately prior to such Change of Control Transaction or reclassification of Common Stock and the Acceleration Limit, the “Accelerated Shares”); and (B) either (1) no fewer than fifteen (15) sites

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shall have been installed pursuant to the Power Purchase Agreement prior to the two year anniversary of the date of signing of this Warrant; or (2) the Change of Control occurs prior to such two year anniversary, then a number of unvested Warrant Shares equal to the Accelerated Shares shall immediately vest fully and become non-forfeitable and, subject to clause (c) below, become immediately exercisable upon consummation of such Change of Control Transaction or reclassification and (c) solely in the event of a Change of Control Transaction that is a Business Combination or a reclassification, the Warrantholder’s right to receive Warrant Shares upon exercise of this Warrant shall be converted, effective upon the occurrence of such Business Combination or reclassification, into the right to exercise this Warrant to acquire the number of shares of stock or other securities or property (including cash) that the shares of Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification.  In determining the kind and amount of stock, securities or the property receivable upon exercise of this Warrant upon and following adjustment pursuant to this paragraph, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination (an “Election Mechanic”), then the Warrantholder shall have the right to make the same election upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Warrantholder shall receive upon exercise of this Warrant.  The Company, or the Person or Persons formed by the applicable Business Combination or reclassification, or that acquire(s) the applicable shares of Common Stock, as the case may be, shall make lawful provisions to establish such rights and to provide for such adjustments that, for events from and after such Business Combination or reclassification, shall be as nearly equivalent as possible to the rights and adjustments provided for herein, and the Company shall not be a party to or permit any such Business Combination or reclassification to occur unless such provisions are made as a part of the terms thereof.

(vi)          Rounding of Calculations; Minimum Adjustments.  All calculations under this Section 12 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be.  Any provision of this Section 12 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Warrant Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.

(vii)         Timing of Issuance of Additional Securities Upon Certain Adjustments.  In any case in which (a) the provisions of this Section 12 shall require that an adjustment (the “Subject Adjustment”) shall become effective immediately after a record date (the “Subject Record Date”) for an event and (b) the Warrantholder exercises this Warrant after the Subject Record Date and before the consummation of such event, the Company may defer until the consummation of such event issuing to such Warrantholder the incrementally additional shares of Common Stock or other property issuable upon such exercise by reason of the Subject Adjustment;  provided, however, that the Company upon request shall promptly deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right

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to receive such additional shares (or other property, as applicable), upon the consummation of such event.

(viii)        Statement Regarding Adjustments.  Whenever the Exercise Price or the Warrant Shares into which this Warrant is exercisable shall be adjusted as provided in Section 12, the Company shall promptly prepare a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the Warrant Shares into which this Warrant shall be exercisable after such adjustment, and cause a copy of such statement to be delivered to the Warrantholder as promptly as practicable after the event giving rise to the adjustment.

(ix)          Notice of Adjustment Event.  In the event that the Company shall propose to take any action of the type described in this Section 12 (but only if the action of the type described in this Section 12 would result in an adjustment in the Exercise Price or the Warrant Shares into which this Warrant is exercisable or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall provide written notice to the Warrantholder, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place.  Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant.  In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed.  In case of all other action, such notice shall be given at least 10 days prior to the taking of such proposed action unless the Company reasonably determines in good faith that, given the nature of such action, the provision of such notice at least 10 days in advance is not reasonably practicable from a timing perspective, in which case such notice shall be given as far in advance prior to the taking of such proposed action as is reasonably practicable from a timing perspective.

(x)           Adjustment Rules.  Any adjustments pursuant to this Section 12 shall be made successively whenever an event referred to herein shall occur.  If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.

(xi)          No Impairment.  The Company shall not, by amendment of its certificate of incorporation, bylaws or any other organizational document, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant.  In furtherance and not in limitation of the foregoing, the Company shall not take or permit to be taken any action which would (A) increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect or (B) entitle the Warrantholder to an adjustment under this Section 12 if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant in full (disregarding whether or not this Warrant is exercisable by its terms at such time), together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise in full of any and all outstanding Equity Interests

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(disregarding whether or not any such Equity Interests are exercisable by their terms at such time) would exceed the total number of shares of Common Stock then authorized by its certificate of incorporation.

(xii)         Proceedings Prior to Any Action Requiring Adjustment.  As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 12, the Company shall take any and all action which may be necessary, including obtaining regulatory or other governmental, NASDAQ or other applicable securities exchange, corporate or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock, or all other securities or other property, that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 12.

13.          Beneficial Ownership Limitation.

(i)            Notwithstanding anything in this Warrant to the contrary, the Company shall not honor any exercise of this Warrant, and a Warrantholder shall not have the right to exercise any portion of this Warrant, to the extent that, after giving effect to an attempted exercise set forth on an applicable Notice of Exercise, such Warrantholder (together with such Warrantholder’s Affiliates, and any other Person whose beneficial ownership of Common Stock would be aggregated with the Warrantholder’s for purposes of Section 13(d) or Section 16 of the Exchange Act, and any other applicable regulations of the U.S. Securities and Exchange Commission (the “Commission”), including any “group” of which the Warrantholder is a member (the foregoing, “Attribution Parties”)) would beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation.  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Warrantholder and its Attribution Parties shall include the number of Warrant Shares issuable under the Notice of Exercise with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (a) exercise of the remaining, unexercised portion of any Warrant beneficially owned by such Warrantholder or any of its Attribution Parties, and (b) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including any warrants) beneficially owned by such Warrantholder or any of its Attribution Parties that are subject to a limitation on conversion or exercise similar to the limitation contained herein.  For purposes of this Section 13, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and any other applicable regulations of the Commission.  In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable regulations of the Commission.  For purposes of this Section 13, in determining the number of outstanding shares of Common Stock, a Warrantholder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following:  (x) the Company’s most recent periodic or annual filing with the Commission, as the case may be, (y) a more recent public announcement by the Company that is filed with the Commission, or (z) a more recent notice by the Company or the Company’s transfer agent to the Warrantholder setting forth the number of shares of Common Stock then outstanding.  Upon the written request of a Warrantholder (which may be by email), the Company shall, within three (3) Trading Days thereof, confirm in writing to such Warrantholder (which may be via email) the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be

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determined after giving effect to any actual conversion or exercise of securities of the Company, including exercise of this Warrant, by such Warrantholder or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was last publicly reported or confirmed to the Warrantholder.  The Company shall be entitled to rely on representations made to it by the Warrantholder in any Notice of Exercise regarding its Beneficial Ownership Limitation.  The Warrantholder acknowledges that the Warrantholder is solely responsible for any schedules or statements required to be filed by it in accordance with Section 13(d) or Section 16(a) of the Exchange Act.

(ii)           The “Beneficial Ownership Limitation” shall initially be 4.999% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to such Notice of Exercise (to the extent permitted pursuant to this Section 13); provided, however, that by written notice to the Company, which will not be effective until the 61st day after such notice is given by the Warrantholder to the Company, the Warrantholder may waive or amend the provisions of this Section 13 to change the Beneficial Ownership Limitation to any other number, and the provisions of this Section 13 shall continue to apply.  Upon any such waiver or amendment to the Beneficial Ownership Limitation, the Beneficial Ownership Limitation may not be further waived or amended by the Warrantholder without first providing the minimum written notice required by the immediately preceding sentence.  Notwithstanding the foregoing, at any time following notice of a Change of Control Transaction under Section 12(v) with respect to a Change of Control Transaction that is pursuant to any tender offer or exchange offer (by the Company or another Person (other than the Warrantholder or any Affiliate of the Warrantholder)), the Warrantholder may waive or amend the Beneficial Ownership Limitation effective immediately upon written notice to the Company and may reinstitute a Beneficial Ownership Limitation at any time thereafter effective immediately upon written notice to the Company.

(iii)          Notwithstanding the provisions of this Section 13, none of the provisions of this Section 13 shall restrict in any way the number of shares of Common Stock which the Warrantholder may receive or beneficially own in order to determine the amount of securities or other consideration that the Warrantholder may receive in the event of a Change of Control Transaction as contemplated in Section 12 of this Warrant.

14.          Governing Law and Jurisdiction.  This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.  In addition, each of the parties (a) submits to the personal jurisdiction and venue of the United States District Court for the Southern District of New York or any New York State court sitting in the Borough of Manhattan, City of New York and appellate courts having jurisdiction of appeals from any of the foregoing (the “Chosen Courts”), in the event any dispute (whether in contract, tort or otherwise) arises out of this Warrant or the transactions contemplated hereby, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it shall not bring any claim, action or proceeding relating to this Warrant or the transactions contemplated hereby in any court other than the Chosen Courts.  Each party agrees that service of process upon

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such party in any such claim, action or proceeding shall be effective if notice is given in accordance with the provisions of this Warrant.

15.          Binding Effect.  This Warrant shall be binding upon any successors or assigns of the Company.

16.          Amendments.  This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Warrantholder.

17.          Notices.  Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt, (b) if sent by nationally recognized overnight air courier, one Business Day after mailing, (c) if sent by email or facsimile, with a copy mailed on the same day in the manner provided in clauses (a) or (b) of this Section 17 when transmitted and receipt is confirmed, or (d) if otherwise personally delivered, when delivered.  All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to the Company, to:

Name:	Plug Power Inc.
Address:	968 Albany Shaker Road
Latham, NY 12110
Fax:	(518) 782-7884
Attn:	Gerard L. Conway Jr.
Email:	gconway@plugpower.com

with a copy to (which copy alone shall not constitute notice):

Name:	Goodwin Procter LLP
Address:	100 Northern Avenue
Boston, MA 02210
Fax:	(617) 801-8906
Attn:	Robert P. Whalen, Jr.
Email:	rwhalen@goodwinlaw.com

If to the Warrantholder, to:

Name:	Wal-Mart Stores, Inc.
Address:	702 SW Eighth Street
Bentonville, AR 72716
Fax:	(479) 277-5991
Attn:	General Counsel, Corporate

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18.          Entire Agreement.  This Warrant and the form attached hereto, the Transaction Agreement, the other Transaction Documents, and the Power Purchase Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof.

19.          Specific Performance.  The parties agree that failure of any party to perform its agreements and covenants hereunder, including a party’s failure to take all actions as are necessary on such party’s part in accordance with the terms and conditions of this Warrant to consummate the transactions contemplated hereby, will cause irreparable injury to the other party, for which monetary damages, even if available, will not be an adequate remedy.  It is agreed that the parties shall be entitled to equitable relief including injunctive relief and specific performance of the terms hereof, without the requirement of posting a bond or other security, and each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of a party’s obligations and to the granting by any court of the remedy of specific performance of such party’s obligations hereunder, this being in addition to any other remedies to which the parties are entitled at law or equity.

20.          Limitation of Liability.  No provision hereof, in the absence of any affirmative action by the Warrantholder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Warrantholder, shall give rise to any liability of the Warrantholder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer.

Dated:  July 20, 2017

PLUG POWER INC.

By:
Name:
Title:

Acknowledged and Agreed

WAL-MART STORES, INC.

By:
Name:
Title:

[Signature Page to Warrant]

Annex A

[Form of Notice of Vesting Event]

Date:

TO:                           Wal-Mart Stores, Inc.

RE:                           Notice of Vesting Event

Reference is made to that certain Warrant to Purchase Common Stock, dated as of July 20, 2017 (the “Warrant”), issued to Walmart representing a warrant to purchase 55,286,696 shares of common stock of Plug Power Inc. (the “Company”). Capitalized terms used herein without definition are used as defined in the Warrant.

The undersigned hereby delivers notice to you that a Vesting Event has occurred under the terms of the Warrant.

A.                                    Vesting Event.  The following Vesting Event has occurred on or around                   , 20  :

        Walmart and its Affiliates have collectively made, directly or indirectly through third parties, Qualified Payments totaling $50 million to the Company [since the most recent Vesting Event].

B.                                    Vested Warrant Shares.  After giving effect to the Vesting Event referenced in Paragraph A above, the aggregate number of Warrant Shares issuable upon exercise of the Warrant that have vested under the terms of the Warrant is:

C.                                    Exercise Price(s) of Vested Warrant Shares.  After giving effect to the Vesting Event referenced in Paragraph A above, the Exercise Price(s) of the Warrant Shares that have vested under the terms of the Warrant is:

            per share with respect to                Warrant Shares

      per share with respect to                   Warrant Shares

D.                                    Exercised Warrant Shares.  The aggregate number of Warrant Shares issuable upon exercise of the Warrant that have been exercised as of the date hereof is:

E.                                     Purchase Price of Exercised Warrant Shares.  The aggregate purchase price of the Warrant Shares that have been exercised as of the date hereof is:

F.                                      Unexercised Warrant Shares.  After giving effect to the Vesting Event referenced in Paragraph A above, the aggregate number of Warrant Shares issuable upon exercise of the Warrant that have vested but remain unexercised under the Warrant is:

PLUG POWER INC.

By:
Name:
Title:

Annex B

[Form of Notice of Exercise]

Date:

TO:                           Plug Power Inc.

RE:                           Election to Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of Common Stock set forth below covered by such Warrant.  The undersigned, in accordance with Section 3 of the Warrant, hereby agrees to pay the aggregate Exercise Price for such shares of Common Stock.  A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, if any, should be issued in the name of the Warrantholder.

Number of shares of Common Stock with respect to which the Warrant is being exercised (including shares to be withheld as payment of the Exercise Price pursuant to Section 3(i) of the Warrant, if any):

Method of Payment of Exercise Price (note if cashless exercise pursuant to Section 3(ii)(B)(ii) of the Warrant or cash exercise pursuant to Section 3(ii)(B)(i) of the Warrant):

Aggregate Exercise Price:

Holder:
By:
Name:
Title: